EXHIBIT 2.1                                                     CONFORMED COPY


================================================================================




                              STOCK PURCHASE AGREEMENT



                                       Between



                              LOUIS DREYFUS CORPORATION



                                         and



                                 TRANSMONTAIGNE INC.



                           Dated as of September 13, 1998



================================================================================

                               TABLE OF CONTENTS

SECTION 1. Purchase and Sale of the Shares; Excluded
             Assets; Retained Liabilities...................................................  1
             (a)  Purchase and Sale.........................................................  1
             (b)  Excluded Assets...........................................................  1
             (c)  Retained Liabilities......................................................  2

SECTION 2. Closing; Net Working Capital.....................................................  2
             (a)  Closing...................................................................  2
             (b)  Net Working Capital.......................................................  3
                       (i)    Estimated Net Working Capital.................................  3
                       (ii)   Establishment of Inventories and
                                Market Values...............................................  4
                       (iii)  Closing Net Working Capital...................................  4
                       (iv)   Review and Dispute Resolution.................................  5
                       (v)    Net Working Capital True-Up...................................  6
                       (vi)   Accounts Receivable...........................................  6
                       (vii)  Cooperation and Access........................................  7

SECTION 3. Conditions to Closing............................................................  7
             (a)  Buyer's Obligation........................................................  7
             (b)  Seller's Obligation....................................................... 11
             (c)  Frustration of Closing Conditions......................................... 13

SECTION 4. Representations and Warranties of Seller......................................... 13
             (a)  Authority................................................................. 13
             (b)  No Conflicts; Consents.................................................... 13
             (c)  The Shares................................................................ 14
             (d)  Organization and Standing; Books and Records.............................. 15
             (e)  Capital Stock of the Company.............................................. 15
             (f)  Equity Interests.......................................................... 16
             (g)  Financial Information; Undisclosed
                     Liabilities............................................................ 16
             (h)  Taxes..................................................................... 17
             (i)  Assets Other than Real Property
                     Interests.............................................................. 18
             (j)  Title to Real Property.................................................... 19
             (k)  Intellectual Property..................................................... 20
             (l)  Contracts................................................................. 20
             (m)  Litigation................................................................ 23
             (n)  Insurance................................................................. 24
             (o)  Benefit Plans............................................................. 24

                (p)  Absence of Changes or Events...............................................  26
                (q)  Compliance with Applicable Laws............................................  27
                (r)  Employee and Labor Matters.................................................  28
                (s)  Customer Accounts Receivable;
                         Inventories............................................................  29
                (t)  Licenses; Permits..........................................................  30
                (u)  Accounts; Safe Deposit Boxes; Powers of
                         Attorney; Officers and Directors.......................................  30
                (v)  Transactions with Affiliates...............................................  30
                (w)  Effect of Transaction......................................................  31
                (x)  Disclosure.................................................................  31
                (y)  Suppliers..................................................................  31
                (z)  Customers..................................................................  32
               (aa)  Private Offering...........................................................  32
               (bb)  Transfer of Excluded Assets................................................  32
               (cc)  Securities Act.............................................................  32
               (dd)  Public Utility Holding Company Act.........................................  33
               (ee)  Brokerage Agreements.......................................................  33

SECTION 5. Covenants of Seller..................................................................  33
                (a)  Access.....................................................................  33
                (b)  Ordinary Conduct...........................................................  33
                (c)  Confidentiality............................................................  36
                (d)  Insurance..................................................................  36
                (e)  Resignations...............................................................  37
                (f)  Supplemental Disclosure....................................................  37
                (g)  Certain Licenses and Permits...............................................  37
                (h)  Severance Agreements.......................................................  37
                (i)  Transfer of Brokerage Accounts.............................................  38
                (j)  Audited Financial Statements...............................................  38
                (k)  Non-Competition............................................................  38
                (l)  Program License Agreement..................................................  39
                (m)  Schedules..................................................................  39

SECTION 6. Representations and Warranties of Buyer..............................................  40
                (a)  Authority..................................................................  40
                (b)  No Conflicts; Consents.....................................................  40
                (c)  Buyer Shares...............................................................  41
                (d)  Organization and Standing..................................................  41
                (e)  Securities Act.............................................................  41
                (f)  Actions and Proceedings, etc...............................................  41
                (g)  Availability of Funds......................................................  42
                (h)  SEC Documents..............................................................  42
                (i)  Capital Structure..........................................................  42
                (j)  Absence of Changes or Events...............................................  43
                (k)  Private Offering...........................................................  43
                (l)  Brokerage Agreements.......................................................  44
                (m)  Disclosure.................................................................  44

SECTION 7. Covenants of Buyer........................................................................... 44
              (a)  Confidentiality...................................................................... 44
              (b)  Board of Directors of Buyer.......................................................... 44
              (c)  Supplemental Disclosure.............................................................. 44
              (d)  Business Presence.................................................................... 45
              (e)  Listing of Buyer Shares.............................................................. 45
              (f)  Employees of Seller.................................................................. 45
              (g)  Change of Company Name............................................................... 45
              (h)  Access............................................................................... 45

SECTION 8. Mutual Covenants............................................................................. 45
              (a)  Environmental Audit.................................................................. 46
              (b)  Cooperation.......................................................................... 48
              (c)  Publicity............................................................................ 49
              (d)  Commercially Reasonable Best Efforts................................................. 49
              (e)  Antitrust Notification............................................................... 49
              (f)  Records.............................................................................. 50

SECTION 8A. Certain Post-Closing Cooperation............................................................ 51

SECTION 9. Employee and Related Matters................................................................. 52
              (a)  Employment........................................................................... 52
              (b)  Employee Benefit Plans Post-Closing.................................................. 53
              (c)  Bonus/Incentive Compensation; Accrued
                     Vacation; Nonqualified Pension
                     Plans.............................................................................. 54
              (d)  COBRA................................................................................ 54
              (e)  Workers Compensation................................................................. 54
              (f)  Pension/Savings Plans................................................................ 55
              (g)  Post-Retirement Health Obligations................................................... 55

SECTION 10. Further Assurances.......................................................................... 55

SECTION 11. Indemnification............................................................................. 55
              (a)  Tax Indemnification.................................................................. 55
              (b)  Environmental Indemnification........................................................ 58
              (c)  Other Indemnification by Seller...................................................... 60
              (d)  Other Indemnification by Buyer....................................................... 61
              (e)  Losses Net of Insurance, etc......................................................... 61
              (f)  Termination of Indemnification....................................................... 62
              (g)  Procedures Relating to Indemnification
                     (Other than under Section 11(a))................................................... 63
              (h)  Other Claims......................................................................... 65
              (i)  Procedures Relating to Indemnification
                     of Tax Claims...................................................................... 65
              (j)  Mitigation........................................................................... 67

SECTION 12. Tax Matters................................................................................. 67

SECTION 13. Assignment..................................................  71

SECTION 14. No Third-Party Beneficiaries................................  71

SECTION 15. Termination 72

SECTION 16. Survival of Representations.................................  74

SECTION 17. Expenses....................................................  74

SECTION 18. Attorney Fees...............................................  74

SECTION 19. Amendments..................................................  74

SECTION 20. Notices.....................................................  74

SECTION 21. Interpretation; Exhibits and Schedules;
                 Certain Definitions....................................  76

SECTION 22. Counterparts................................................  76

SECTION 23. Entire Agreement............................................  76

SECTION 24. Severability................................................  77

SECTION 25. Consent to Jurisdiction.....................................  77

SECTION 26. Governing Law...............................................  77

                    STOCK PURCHASE AGREEMENT dated as of September 13, 1998,
               between Louis Dreyfus Corporation, a New York corporation ("Seller"), and TransMontaigne Inc., a Delaware corporation
                -------
               ("Buyer").
                ------


          Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Louis Dreyfus Energy Corp., a Delaware corporation
                ------
and wholly owned subsidiary of Seller (the "Company", which term shall, prior to
                                            -------
the Closing (as defined in Section 2(a)(ii)), unless the context otherwise requires, include all subsidiaries of the Company).

          Accordingly, Seller and Buyer hereby agree as follows:

          SECTION 1.  Purchase and Sale of the Shares; Excluded Assets; Retained
                      ----------------------------------------------------------
Liabilities.  (a)  Purchase and Sale.  On the terms and subject to the
------------       ------------------
conditions of this Agreement, Seller shall sell, transfer and deliver or cause to be sold, transferred and delivered to Buyer, and Buyer shall purchase from Seller, the Shares for a purchase price (the "Purchase Price") of $161,000,000,
                                              --------------
consisting of (A) 4,500,000 shares (subject to decrease as set forth in Section 2(a)(ii), the "Buyer Shares") of Common Stock, par value $.01 per share (the
               ------------
"Buyer Common Stock"), of Buyer and (B) $100,565,000 payable in immediately
 ------------------
available funds (subject to increase as set forth in Section 2(a)(iii), the "Cash Component"). In addition, Buyer shall pay Seller in immediately available
 --------------
funds an amount equal to the amount of Closing Net Working Capital (as defined in Section 2(b)(iii)) of the Company. All payments and deliveries shall be made as set forth in Section 2(a)(i).

          (b)  Excluded Assets.  At the Closing, the Company shall continue to
               ----------------
own all assets presently owned by the Company that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current Business (as defined below) of the Company, other than assets sold in the ordinary course of business. Unless otherwise agreed by the parties as contemplated by

Section 8A, from and after the Closing, the Company shall not continue to own (A) any assets relating to (I) the Company's Wilton, Connecticut-based petroleum trading operation or (II) certain real estate parcels located in Wilmington, Delaware, Norwich, Connecticut and Allentown, Pennsylvania and
(B) any stock in any subsidiary of the Company or assets owned by or relating to any such subsidiary, each to be more particularly described in
Schedule 1(b) (the "Excluded Assets") and none of which is used, held for use or
                    ---------------
intended to be used primarily in, or is necessary for the conduct of, the current Business of the Company. Unless otherwise agreed by the parties as contemplated by Section 8A, the Excluded Assets shall be transferred to Seller or an affiliate of Seller (other than the Company) prior to the Closing in a manner that does not adversely affect the value of the Business. For purposes of this Agreement, the term "Business" shall mean (i) the supply, storage,
                             --------
terminaling, delivery, distribution, marketing, trading and transportation of gasoline, diesel fuel, heating oil, kerosene and aviation and/or jet fuels (collectively, the "Commodities"), (ii) the ownership, leasing and/or operation
                    -----------
of Commodities terminaling, storage, pipeline delivery facilities and pipeline transportation facilities and (iii) the provision of logistical services in connection with any of the activities described in clauses (i) and (ii).

          (c)  Retained Liabilities.  Except for the liabilities and obligations
               ---------------------
described in the next sentence, Seller shall retain by assuming (both directly through the Assumption Agreement (as defined in Section 3(a) and by operation of the indemnification provisions of this Agreement), and be solely responsible for and indemnify Buyer and the Company as and to the extent set forth in the subsequent provisions of this Agreement against any and all liabilities or obligations of the Company or any subsidiary of the Company of any nature (whether accrued, absolute, contingent, known or unknown, unasserted or otherwise) (i) existing immediately prior to the Closing or (ii) arising out of the conduct of the businesses and operations of the Company at any time prior to the Closing (the "Retained Liabilities"). The Retained Liabilities shall not
                  --------------------
include (i) any liabilities or obligations (A) relating to Environmental Loss (as defined in Section 11(b)) except as provided for in Section 11(b) or

(B) reflected in the calculation of Closing Net Working Capital as contemplated by Section 2(b) or (ii) any obligations to be performed after the Closing under the terms of any contract, agreement, lease, license, commitment, instrument or binding arrangement of the Business that is not an Excluded Asset.

          SECTION 2.  Closing; Net Working Capital.  (a)  Closing.  (i)  The
                      -----------------------------       --------
closing (the "Closing") of the purchase and sale of the Shares shall be held at
              -------
the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, at 10:00 a.m. (local time) on the business day following the date on which all conditions to the Closing set forth in Section 3 (other than conditions which by their terms are to be satisfied at the Closing) shall have been satisfied. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". At the Closing, (A) Buyer shall deliver to
                    ------------
Seller, by wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the sum of (I) the Cash Component (adjusted as set forth in Section 2(a)(iii)) and (II) the estimated Net Working Capital (as defined in
Section 2(b)(i)) of the Company, determined in accordance with Section 2(b)(i) (such sum being hereinafter referred to as the "Closing Date Amount"), (B) Buyer
                                                -------------------
shall deliver or cause to be delivered to Seller certificates, registered in the name of Seller or its designee, representing the Buyer Shares and (C) Seller shall deliver or cause to be delivered to Buyer certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

          (ii) If the Closing Date Value (as defined below) of the Buyer Common Stock is greater than $16.12, the number of shares constituting the Buyer Shares deliverable at Closing shall be decreased from 4,500,000 to such number of shares as shall have an aggregate Closing Date Value of $72,540,000.

          (iii) If the Closing Date Value of the Buyer Common Stock is less than $12.09, the Cash Component payable at Closing shall be increased by an amount equal to the product of (A) 4,500,000 and (B) the difference between (I)

$13.43 and (II) the Closing Date Value of the Buyer Common Stock. For purposes of this Agreement, the term "Closing Date Value" shall mean the average of the
                             ------------------
last daily sale prices of the Buyer Common Stock (as reported by The Wall Street
                                                                 ---------------
Journal) for the five (5) consecutive trading days immediately preceding the
-------
Closing Date.

          (b)  Net Working Capital.  (i)  Estimated Net Working Capital.  For
               --------------------       ------------------------------
purposes of determining the amount of immediately available funds to be paid by Buyer on the Closing Date as consideration for the Net Working Capital of the Company, Buyer and Seller shall jointly prepare an estimate of the amount of the fair value of Net Working Capital of the Company as of the close of business on the second business day preceding the Closing Date. In connection with the preparation of such estimate, Buyer and Seller shall jointly prepare such Schedules as to accounts receivable, inventory, open contracts, accounts payable and other current assets and current liabilities as are jointly determined to be needed to support such estimate. For purposes of this Agreement, "Net Working
                                                                   -----------
Capital" shall mean the accounts receivable, inventories, market value of cash
-------
options, unrealized gains and losses on open contracts, trade payables, accrued liabilities and fuel taxes payable of the Business and other such current assets and current liabilities relating to the Business, all determined in the manner specified in this Section 2(b) and consistent with the determination of such items in the Trial Balances (as defined in Section 4(g)).

          (ii)  Establishment of Inventories and Market Values.  One week prior
                -----------------------------------------------
to the Closing Date, Seller shall provide Buyer with a Schedule setting forth book inventory quantities at all locations at which the Company owns inventory. On the Closing Date, Buyer shall perform such physical inventory observations as it deems necessary. On the Closing Date, Buyer and Seller shall jointly prepare a Schedule, by location, of book inventory quantities of the Business as of the close of business on the business day preceding the Closing Date. Such book inventory quantities, subject to normal adjustments resulting from reconciling book to physical inventory, shall be used in the calculation of Closing Net Working Capital. Buyer shall promptly inform Seller of any differences between book and physical inventories.

          On the business day preceding the Closing Date, Buyer and Seller shall prepare, and mutually agree upon the reasonableness of, a Schedule of prevailing market values, as measured by their relationship to New York Mercantile Exchange ("NYMEX") futures, prevailing as of the close of business on the second business
  -----
day preceding the Closing Date, for all relevant major market locations, commodities, qualities, and delivery periods. Such market values, determined using closing NYMEX futures prices as of the close of business on the business day preceding the Closing Date, shall be used in the calculation of Closing Net Working Capital.

          (iii)  Closing Net Working Capital.  Within 60 days after the Closing
                 ----------------------------
Date, Buyer shall prepare and deliver to Seller a statement (the "Statement")
                                                                  ---------
setting forth Net Working Capital as of the close of business on the business day preceding the Closing Date ("Closing Net Working Capital") certified by an
                                 ---------------------------
officer of Buyer to the effect that the Statement has been prepared in
accordance with the requirements of this Section 2(b).   Closing Net Working
Capital is to be calculated at fair value in accordance with generally accepted accounting principles. Inventories of the Business are to be valued at prevailing market prices as of the close of business on the business day preceding the Closing Date. Open purchase and sale contracts, including swaps, options and futures, are to be marked to market at prevailing market prices as of the close of business on the business day preceding the Closing Date.

          (iv)  Review and Dispute Resolution.  During the 30-day period
                ------------------------------
following Seller's receipt of the Statement, Seller and its independent auditors shall be permitted to review the working papers relating to the Statement. The Statement shall become final and binding upon the parties on the thirtieth day following delivery thereof, unless Seller gives written notice of its disagreement with the Statement ("Notice of Disagreement") to Buyer prior to
                                  ----------------------
such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on mathematical errors or based on Closing Net Working Capital not being calculated in accordance with this Section 2. If a Notice of Disagreement is received by Buyer in a timely manner, then the Statement (as revised in accordance with clause (I) or (II) below) shall become final and binding upon Seller and Buyer on the earlier of (I) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (II) the date any disputed matters are finally resolved in writing by the Accounting Firm (as defined below). The Statement, upon becoming final and binding in accordance with this Section 2(b)(iii), and as the same may be revised in accordance with clauses (I) or (II) of the preceding sentence, is hereinafter referred to as the "Final Statement".
 ---------------

          During the 30-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in the Notice of Disagreement. At the end of such 30-day period, Seller and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for
                                                     ---------------
review and resolution any and all matters which remain in dispute and which were properly included in the Notice of Disagreement. The Accounting Firm shall be a nationally recognized independent public accounting firm as shall be agreed upon by the parties in writing. Seller and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 days following submission of the disputed matters to the Accounting Firm. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this
Section 2(b) shall be borne by Buyer and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Seller's independent auditors incurred in connection with their review of the Statement and certification of any Notice of Disagreement shall be borne by Seller, and the fees and disbursements of Buyer's independent auditors incurred in connection with their review of the Statement and any Notice of Disagreement shall be borne by Buyer.

          (v)    Net Working Capital True-Up.  If the amount of Closing Net
                 ----------------------------
Working Capital as determined pursuant to the Final Statement is more than the estimated Net Working Capital amount paid at Closing, Buyer shall, or if the amount of Closing Net Working Capital as determined pursuant to the Final Statement is less than the estimated Net Working Capital amount paid at Closing, Seller shall, within 10 business days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time announced publicly by BankBoston, N.A. as its prime rate, calculated on the basis of the actual number of days elapsed over 365, from and including the Closing Date to but excluding the date of payment.

          (vi)   Accounts Receivable.  Within five business days after the 120th
                 --------------------
day following the Closing Date, Seller shall pay Buyer in immediately available funds an amount equal to all accounts receivable of the Company included in Closing Net Working Capital that have not been collected by the close of business on such 120th day following the Closing Date other than any receivables the collectibility of which shall have been materially impaired by Buyer after the Closing. Simultaneously upon receipt of such payment, Buyer shall assign to Seller all rights to and interests in all such accounts receivable of the Company. Buyer shall cause the Company after Closing to use commercially reasonable efforts to collect the accounts receivable included in Closing Net Working Capital, and to reasonably cooperate (without, however, being required to incur any costs other than incidental expenses) with Seller in collecting any receivables assigned to Seller pursuant to the preceding sentence.

          (vii)  Cooperation and Access.  Buyer agrees that following the
                 -----------------------
Closing it shall not take any actions with respect to the accounting books and records of the Company on which the Statement is to be based that would obstruct or prevent the preparation of the Statement and the determination of Closing Net Working Capital as provided in this Section 2(b).

          During the period of time from and after the date of delivery of the Statement to Seller through the resolution of any dispute as to the amount of Closing Net Working Capital as contemplated by this Section 2(b), Buyer shall cause the Company to afford to Seller, and any accountants, counsel or financial advisers retained by Seller in connection with any such dispute, reasonable access during normal business hours to the Company's books and records for the purpose of allowing Seller to address such dispute.

          SECTION 3.  Conditions to Closing.  (a)  Buyer's Obligation.  The
                      ----------------------       -------------------
obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

          (i) The representations and warranties of Seller made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing. Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

          (ii) Buyer shall have received customary opinions dated the Closing Date of Dewey Ballantine LLP, counsel to Seller, and Andrew J. Connelly, Esq., General Counsel of Seller.

          (iii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity") or other legal
                                   -------------------
     restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

          (iv) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain from Buyer or any of its subsidiaries in connection with the purchase and sale of the Shares any damages that are material in relation to Buyer and its subsidiaries taken as a whole, (B) seeking to prohibit or limit the ownership or operation by Buyer, the Company or any of their respective subsidiaries of any material portion of the business or assets of Buyer, the Company or any of their respective subsidiaries, or to compel Buyer, the Company or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Buyer, the Company or any of their respective subsidiaries, in each case as a result of the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement, (C) seeking to impose limitations on the ability of Buyer to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the stockholders of the Company or (D) seeking to prohibit Buyer or any of its subsidiaries from effectively controlling the Business in any material respect; provided, however, that
                                                       --------  -------
     this condition shall be deemed to be waived by Buyer as to any suit, action or proceeding that seeks solely monetary damages (except for any suit, action or proceeding by any Governmental Entity) if Seller provides to Buyer indemnification in form and substance reasonably satisfactory to Buyer and its counsel with respect to such suit, action or proceeding.

          (v) The waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable to the purchase and
                                    -------
     sale of the Shares, shall have expired or been terminated.

          (vi) Seller shall have entered into the Severance Agreements (as defined in Section 5(h)) and Buyer shall have entered into employment agreements with the two employees identified on Schedule 3(a)-I, in each case on terms and conditions reasonably satisfactory to Buyer.

          (vii) Seller and Buyer shall have entered into an agreement (the "Seller Registration Rights Agreement") (A) providing that (I) Seller shall
      ------------------------------------
     not sell, transfer or otherwise dispose of any portion of the Buyer Shares (other than to an Affiliate of Seller (as defined below)) prior to September 30, 1999 and thereafter shall only sell, transfer or otherwise dispose of any portion of the Buyer Shares (other than to an Affiliate of Seller) in a manner that will not result in the acquisition by any other person to the extent that, to Seller's knowledge, after giving effect to such acquisition, such acquiring person would hold in excess of 5% of the total voting power of all voting securities of Buyer, (II) for a period of five years from the Closing Date, Seller shall not purchase any shares of Buyer Common Stock if such purchase would result in Seller's proportionate equity ownership interest in Buyer being equal to or in excess of 15% without Buyer's prior consent and (III) for a period of five years from the Closing Date, Seller shall not participate in any proxy solicitation in respect of Buyer or take any similar actions designed to influence the management and control of Buyer and (B) granting Seller (and any Affiliate of Seller to whom Seller transfers any portion of the Buyer Shares) registration rights in respect of the Buyer Shares substantially comparable to the rights set forth in the Registration Rights Agreement dated as of April 17, 1996 by and among Buyer and the Institutional Investors identified therein (provided, however, that the Seller Registration Rights
                         --------  -------
     Agreement shall grant Seller an initial demand right in respect of the Buyer Shares and, for so long as Seller continues to own 10% or more of the outstanding shares of Buyer Common Stock, subsequent demand rights).

          (viii) Seller and Buyer shall have entered into an agreement (the "Assumption Agreement") providing for the assumption by Seller of the
      --------------------
     Retained Liabilities on terms and conditions reasonably satisfactory to Buyer.

          (ix) Seller shall have obtained all third party consents or waivers that are necessary or materially useful for the conduct of the Business or to consummate the transactions contemplated by this Agreement, all such consents and waivers being in form and substance satisfactory to Buyer.

          (x) All licenses, permits and authorizations issued or granted to the Company by Governmental Entities that are necessary or materially useful for the conduct of the Business shall be in place and not be subject to expiration, revocation or adverse change due to the Closing or shall have been obtained by Buyer.

          (xi) The Cost of Remediation (as defined in Section 8(a)) shall have been finally determined.

          (xii) Buyer shall have received an opinion of BancBoston Robertson Stephens Inc., financial advisor to Buyer, that the transactions contemplated by this Agreement are fair, from a financial point of view, to Buyer.

          (xiii) Buyer shall have received customary closing certificates pertaining to the Company, including a certificate of good standing from the Secretary of State of the State of Delaware and comparable certificates from the Secretaries of State of each State in which the Company is qualified to do business as a foreign corporation (except such jurisdictions where the failure to be so qualified, individually or in the aggregate, would not have a Seller Material Adverse Effect (as defined in Section 4(b)), each dated as of a date reasonably prior to the Closing Date.

          (xiv)  Buyer shall have received satisfactory assurances in respect of
     (A) the maintenance of the Company's shipping rights on the Colonial Pipeline System, the Plantation Pipeline System and the other pipeline systems on which the Company holds shipping rights on the date hereof and
     (B) the Company's continued operation of all Facilities (as defined in Section 4(j)) operated by the Company on the date hereof.

          (xv) (A) Buyer shall have established to its satisfaction that the BP Relationship (as defined below) will continue on and after the Closing Date in a manner that is consistent with the past business dealings of the Company and BP Oil Company ("BP"), (B) there shall not have occurred any
                                  --
     material adverse change in the BP Relationship and (C) neither Seller, the Company nor Buyer shall have received any notice of an assertion by BP that the BP Relationship is or will be altered in a manner adverse to the Company or Buyer as a result of the transactions contemplated by this Agreement (including any attempted or purported exercise by BP of any alleged rights of first refusal in respect of any Facility).

          (xvi) The Buyer Shares shall have been approved for listing, subject to receipt of official notice of listing, by the American Stock Exchange.

          For purposes of this Agreement, (i) "Affiliate of Seller" shall mean
                                               -------------------
any entity that is at least 80% owned, directly or indirectly, by S.A. Louis Dreyfus et Cie and (ii) "BP Relationship" shall mean the course of conduct and
                         ---------------
business dealings of the Company and BP to be described in summary form on
Schedule 3(a)-II arising from the unsigned agreement captioned Agreement -- Southeastern Pipeline Terminals, between The Pure Oil Company and Gulf Oil Corporation and dated 1944, and the agreement captioned Statement of Understanding -- Inventory Consolidation Program Southeast Terminals dated on or about June 26, 1990, as amended by Amendment I dated on or about December 13, 1990 and Amendment II dated on or about February 26, 1991, each between Unocal Corporation and BP.

          (b)  Seller's Obligation.  The obligation of
               -------------------

Seller to sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

          (i) The representations and warranties of Buyer made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing. Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

          (ii) Seller shall have received customary opinions dated the Closing Date of Cravath, Swaine & Moore, counsel to Buyer, and Erik B. Carlson, Esq., Senior Vice President, General Counsel and Corporate Secretary of the Buyer.

          (iii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect.

          (iv) There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit the purchase and sale of the Shares or any of the other transactions contemplated by this Agreement or seeking to obtain from Seller or any of its subsidiaries in connection with the purchase and sale of the Shares any damages that are material in relation to Seller and its subsidiaries taken as a whole; provided, however that this condition shall be deemed to be waived
     --------  -------
     by Seller as to any suit, action or proceeding (except for any suit, action or proceeding by any Governmental Entity) if Buyer provides to Seller indemnification in form and substance reasonably satisfactory to Seller and its counsel with respect to any such suit, action or proceeding.

          (v) The waiting period under the HSR Act, if applicable to the purchase and sale of the Shares, shall have expired or been terminated.

          (vi)   The Cost of Remediation shall have been finally determined.

          (vii) The Buyer Shares shall have been approved for listing, subject to receipt of official notice of listing, by the American Stock Exchange.

          (viii) Seller and Buyer shall have entered into the Seller Registration Rights Agreement.

          (ix) Seller shall have received customary closing certificates pertaining to Buyer, including a certificate of good standing from the Secretary of State of the State of Delaware dated as of a date reasonably prior to the Closing Date.

          (x) Seller shall have determined that the transfer of the Excluded Assets can be accomplished in a manner that will not result in a material adverse effect on the value of the Excluded Assets.

          (c)    Frustration of Closing Conditions.  Neither Buyer nor Seller
                 ---------------------------------
may rely on the failure of any condition set forth in Section 3(a) or 3(b), respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable best efforts to cause the Closing to occur, as required by Section 8(d).

          SECTION 4.  Representations and Warranties of
                      ---------------------------------

Seller.  Except as shall be set forth in the Schedules or other written
------
disclosure materials to be delivered by Seller on or before September 25, 1998 (each of which shall make reference to the particular subsection of this Agreement to which exception is being taken), Seller hereby represents and warrants to Buyer as follows:

          (a)  Authority.  Seller is a corporation duly organized, validly
               ----------
existing and in good standing under the laws of the State of New York. Seller has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been, and the Seller Registration Rights Agreement will be, duly executed and delivered by Seller and constitutes, and the Seller Registration Rights Agreement will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (b)  No Conflicts; Consents.  The execution and delivery of this
               -----------------------
Agreement by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Company under, any provision of (i) the Certificate of Incorporation or By-laws of Seller or the Company, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller or the Company is a party or by which any of their respective properties or assets are bound (including all Contracts (as defined in Section 4(l)) to be identified pursuant to Section 4(l)) or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Seller, the Company or any of their respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Business or on the ability of Seller to consummate the transactions contemplated hereby (a "Seller Material
                                                                 ---------------
Adverse Effect"). No material consent, approval, license, permit, order or
--------------
authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller, the Company, their respective affiliates (or, with respect to clause (B), Buyer) in connection with (A) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or (B) the conduct of the Business following the Closing as conducted on the date hereof, other than compliance with and filings under the HSR Act, if applicable.

          (c)  The Shares.  Seller, directly or through one or more wholly owned
               -----------
subsidiaries, has good and valid title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Closing Date Amount, good and valid title to the Shares will pass to Buyer, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of Buyer or its affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

          (d)  Organization and Standing; Books and Records.  (i)  The Company
               ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Seller Material Adverse Effect.

          Seller will deliver to Buyer true and complete copies of the Certificate of Incorporation and By-laws, each as amended to date, of the Company. The stock certificate and transfer books and the minute books of the Company (which will be made available for inspection by Buyer prior to the date hereof) are true and complete.

          (e)  Capital Stock of the Company.  The authorized capital stock of
               -----------------------------
the Company consists of 1,000 shares of Common Stock, par value $1.00 per share, of which 500 shares, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Seller is the record and beneficial owner of the Shares. Except for the Shares, there are no shares of capital stock or other equity securities of the Company outstanding. The Shares have not been issued in violation of, and the Shares are not subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or By-laws of the Company, any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company. Except as will be set forth in Schedule 4(e), there are no equity securities of the Company reserved for issuance for any purpose. Except as will be set forth in Schedule 4(e), there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

          (f)   Equity Interests.  Except as will be set forth in Schedule 4(f),
                -----------------
the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person and the Company is not a member of or participant in any partnership, joint venture or similar person.

          (g)   Financial Information; Undisclosed Liabilities.  (i) Schedule
                -----------------------------------------------
4(g) will set forth (A) unaudited trial balances of the Business as of May 31, 1998 and July 31, 1998 (the "Trial Balances"). The Trial Balances have been
                             --------------
prepared based upon the accounting practices, procedures and methods regularly and consistently used by the Company for monthly reporting to Seller which are consistent with generally accepted accounting principles.

          (ii) The Business does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) that are not recorded on the Trial Balances of a nature which would be required by generally accepted accounting principles to be reflected on a balance sheet of the Business except for items that will be set forth in Schedule 4(g).

          (iii) The financial position of the Business at May 31, 1998 and the results of its operations and its cash flows for the year ended May 31, 1998, that will be reflected in the audited balance sheet of the Business as of May 31, 1998 (the "Balance Sheet") and the audited statements of income and cash
               -------------
flows for the year ended May 31, 1998 (together with the Balance Sheet and including the notes thereto, the "Audited Financial Statements") to be prepared
                                  ----------------------------
and delivered pursuant to Section 5(j) will not be worse in any material respect than the Business' financial position and the results of its operations and cash flows at such dates and for such periods as are reflected in the Trial Balances, with the exception of (A) incentive compensation paid during the 1998 fiscal year of the Business, (B) provisions made for Federal and state income Taxes and
(C) allocations of corporate expenses between the

                                                                              19
Company and Seller.

          (iv) The audited Financial Statements will be prepared in conformity with generally accepted accounting principles and on that basis will fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods indicated.

          (v) At the close of business on May 31, 1998 and July 31, 1998, the estimated Net Working Capital of the Company was approximately $198,000,000 and $201,000,000, respectively.

          (h)   Taxes. (i) For purposes of this Agreement, (A) "Tax" or "Taxes"
                -----                                           ---      -----
shall mean all Federal, state, local and foreign taxes and assessments, including all interest, penalties and additions imposed with respect to such amounts; (B) "Pre-Closing Tax Period" shall mean all taxable periods ending on
              ----------------------
or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day; and (C) "Code"
                                                                      ----
shall mean the Internal Revenue Code of 1986, as amended.

          (ii) Except as will be set forth in Schedule 4(h), (A) the Company and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, has filed or caused to be filed all material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws, (B) all Taxes shown to be due on such returns, reports and forms have been paid in full or will be paid in full and (C) no material Tax liens have been filed, and no material claims are being asserted in writing, with respect to any Taxes payable by the Company or any member of any such affiliated group.

          The Federal consolidated income Tax returns in which the Company has joined have been examined by the Internal Revenue Service for all taxable years through the year ended May 31, 1984. All deficiencies resulting from such examinations have either been paid or adequately provided for.

          (iii)  Except as will be set forth in

Schedule 4(h), (A) neither Seller nor any of its affiliates has made with respect to the Company, or any property held by the Company, any consent under
Section 341 of the Code, (B) no property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (C) the Company is not a party to any lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (iv) Except as will be set forth in Schedule 4(h), there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax returns required to be filed with respect to the Company and neither the Company nor any affiliated group, within the meaning of
Section 1504 of the Code, of which the Company is or has been a member, has requested any extension of time within which to file any material Tax return, which return has not yet been filed.

          (v) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

          (i)   Assets Other than Real Property Interests.  The Company has good
                ------------------------------------------
and valid title to all assets of the Business that will be reflected on the Balance Sheet to be included in the Audited Financial Statements or that were acquired after May 31, 1998, including all assets reflected on the Trial Balances, except those assets sold or otherwise disposed of for fair value since May 31, 1998 in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind except (i) such as will be set forth in Schedule 4(i), (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes which are not due and payable or which may thereafter be paid without penalty or are being contested in good faith in appropriate proceedings, (iii) mortgages, liens, security interests and encumbrances which secure debt that has been disclosed to Buyer in writing prior to the date hereof and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Business (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (ii), (iii) and (iv) above are hereinafter referred to collectively as "Permitted Liens").
                    ---------------

          All the material tangible personal property of the Company has been maintained in all material respects in accordance with the past practice of the Company and generally accepted industry practice. Each item of material tangible personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All material leased personal property of the Company is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

          This Section 4(i) does not relate to real property or interests in real property, such items being the subject of Section 4(j).

          (j)  Title to Real Property.  Schedule 4(j) will set forth a complete
               -----------------------
list of all real property and interests in real property owned in fee by the Company that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current Business (individually, an "Owned
                                                                      -----
Property") and identifies any material reciprocal easement or operating
--------
agreements relating thereto. Schedule 4(j) will set forth a complete list of all real property and interests in real property leased by the Company that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current Business (individually, a "Leased Property") and
                                                   ---------------
identifies any material base leases and reciprocal easement or operating agreements relating thereto. The Company has (i) good and insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property" and, collectively, as
                                        ----------------
"Company Properties"), in each case free and clear of all mortgages, liens,
 ------------------
security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) such as will be set forth in Schedule 4(j), (B) leases, subleases and similar agreements that will be set forth in Schedule 4(l), (C) Permitted Liens,
(D) easements, covenants, rights-of-way, conditions, restrictions, reservations, licenses and other similar restrictions of record, (E) (I) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to Closing and (II) all immaterial encroachments, overlaps, boundary line disputes and shortages in area and (F) (I) all land use (including environmental and wetlands) zoning, building and other similar restrictions,
(II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any owner, developer, landlord, sublandlord or other third party on property over which the Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way, conditions, restrictions, reservations, licenses and other similar restrictions, none of which items set forth in clauses (I), (II) and
(III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company as presently conducted. The current use by the Company of the petroleum products terminaling, storage and pipeline facilities (each, a "Facility" and
                                                       --------
collectively, the "Facilities"), offices and other facilities located on Company
                   ----------
Property does not violate any local zoning or similar land use or government regulations in any manner that materially affects, or could reasonably be expected to materially affect, the use or operation of any Facility.

          (k)  Intellectual Property.  Schedule 4(k) will set forth a true and
               ----------------------
complete list of all patents, trademarks (registered or unregistered), trade names, service marks and registered copyrights and registrations and applications therefor, domestic or foreign, owned by or registered in the name of the Company or in or with respect to which the Company has any rights that are used, held for use or intended to be used primarily in, or necessary for the conduct of, the current Business, except for (A) such rights the loss of which, individually or in the aggregate, would not have a Seller Material Adverse Effect and (B) rights in off-the-shelf computer software. The Company owns or holds licenses under all such patents, trademarks, trade names, service marks and copyrights as are necessary for the conduct of its business as currently conducted and neither Seller nor the Company is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of other persons in any patents, trademarks, trade names, service marks or copyrights owned or held by other persons, except, in each case, for matters that, individually or in the aggregate, would not have a Seller Material Adverse Effect.

          (l)   Contracts.  Except as will be set forth in Schedule 4(l) or as
                ----------
included in the Excluded Assets, the Company is not a party to or bound by any:

          (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $50,000;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant of the Company not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant of the Company restricting the development, manufacture, marketing or distribution of the products and services of the Company;

          (iv) material agreement, contract or other arrangement with (A) Seller or any affiliate of Seller or (B) any current or former officer, director or employee of the Company, Seller or any affiliate of Seller (other than employment agreements covered by clause (i) above);

          (v) material lease, sublease or similar agreement with any person under which the Company is a lessor or sublessor of, or makes available for use to any person, (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company;

          (vi) lease or similar agreement with any person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $50,000;

          (vii) (A) continuing contract for the future purchase of materials, supplies or equipment, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person in excess of $50,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $50,000;

          (viii) material license, option or other agreement relating in whole or in part to the intellectual property to be set forth in Schedule 4(k) (including any license or other agreement under which the Company is licensee or licensor of any such intellectual property) or to trade secrets, confidential information or proprietary rights and processes of the Company or any other person;

          (ix) agreement, contract or other instrument under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person in any such case which, individually, is in excess of $50,000;

          (x) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case

                                                                              25
     other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $50,000;

          (xi) agreement, contract or other instrument under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person, in any such case which, individually, is in excess of $50,000;

          (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Company Property, which lien or other encumbrance will not be set forth in Schedule 4(i) or 4(j);

          (xiii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any predecessor person;

          (xiv) joint venture agreement or arrangement which is material to the business or operations of the Business; or

          (xv) other agreement, contract, lease, license, commitment or instrument to which the Company is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of $50,000 and is not terminable by the Company by notice of not more than 60 days for a cost of less than $50,000, other than forward purchase and sale, futures, options and swaps contracts having terms and conditions generally accepted in the petroleum products trading and mid-stream logistics business.

Except as will be set forth in Schedule 4(l), each agreement, contract, lease, license, commitment or instrument of the Company to be listed in the Schedules hereto (collectively, the "Contracts") is valid, binding and in full force and
                           ---------
effect and is enforceable by the Company in accordance with its terms. Except as will be set forth in Schedule 4(l), Seller and the Company have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Seller, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Except as will be set forth in Schedule 4(l), no other party to any of the Contracts that is a supply or exchange contract has informed Seller or the Company that such party does not intend to renew the supply or exchange contract to which it is a party upon the expiration of the term thereof.

          (m)  Litigation.  Schedule 4(m) will set forth a list of all pending
               -----------
lawsuits or claims, with respect to which Seller or the Company has been contacted in writing by counsel for the plaintiff or claimant, against or affecting the Company or any of its properties, assets, operations or business (other than the Excluded Assets) and which (i) relate to or involve more than $50,000, (ii) seek any material injunctive relief or (iii) relate to the transactions contemplated by this Agreement. Except as will be set forth in
Schedule 4(m), none of the lawsuits or claims to be listed in Schedule 4(m) as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a Seller Material Adverse Effect. Except as will be set forth in Schedule 4(m), to the knowledge of Seller, there are no unasserted claims of the type that would be required to be disclosed in Schedule 4(m) if counsel for the claimant had contacted Seller or the Company which if asserted would have at least a reasonable possibility of an adverse determination. Except as will be set forth in Schedule 4(m), the Company is not a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its properties, assets, operations or business. Except as will be set forth in Schedule 4(m), there is no lawsuit or claim by the Company pending, or which the Company intends to initiate, against any other person. Except as will be set forth in Schedule 4(m), there is no pending, or, to the knowledge of Seller, threatened, investigation of or affecting the Company by any Governmental Entity. This
Section 4(m) does
not relate to matters concerning Taxes, such items being the subject of Section 4(h).

          (n)  Insurance.  Seller or the Company maintain policies of fire and
               ----------
casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company. The insurance policies maintained with respect to the Company and its assets and properties or owned by the Company will be listed in Schedule 4(n). All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancelation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancelation. To the knowledge of Seller, the activities and operations of the Company have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

          (o)  Benefit Plans.  (i)  Schedule 4(o) will contain a list of all
               --------------
"employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes
                                                     -----
referred to herein as "Pension Plans"), "employee welfare benefit plans" (as
                       -------------
defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by Seller or the Company for the benefit of any employees of the Company (all the foregoing being herein referred to as "Benefit
                                                                         -------
Plans").  Seller will make available to Buyer true, complete and correct copies
-----
of (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required and (D) each trust agreement and group annuity contract relating to any Benefit Plan. None of the Benefit Plans is sponsored or maintained by the Company (except to the extent the Company is a participating employer in the Benefit Plans), and neither Buyer nor the Company shall have any liability or obligation under any Benefit Plan from and after the Closing except as specifically provided in Section 9 hereof.

          (ii) Except as will be set forth in Schedule 4(o), (A) each Benefit Plan has been administered in all material respects in accordance with its terms, (B) the Company and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code, and (C) there are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of Seller, threatened against or involving any Benefit Plan and, to the knowledge of Seller, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan which would, individually or in the aggregate, have a Seller Material Adverse Effect.

          (iii) Except as will be set forth in Schedule 4(o), (A) all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and, when applicable,
Section 302 of ERISA or Section 412 of the Code, have been timely made, (B) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan, (C) no Pension Plan has an "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code as of the most recent plan year and (D) there are no liens in respect of any Pension Plan to which the Company could be subject pursuant to Section 412(n) of the Code or Sections 302(f) or 4068(a) of ERISA.

          (iv) Except as will be set forth in Schedule 4(o), all Pension Plans that are intended to be tax-qualified have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Seller, has revocation been threatened. No amendment to any such Pension Plan has been adopted since the date of its most recent determination letter that, to the knowledge of Seller, is likely to adversely affect its qualification.

          (v) No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that could subject the Company or any of its employees to a material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA. Except as will be set forth in Schedule 4(o), none of the Pension Plans has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto for which the 30-day notice requirement under Section 4043(a) of ERISA has not been waived by the Pension Benefit Guaranty Corporation other than as a result of the transactions contemplated by this Agreement. Neither Seller nor, to Seller's knowledge, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Company to any liability for breach of fiduciary duty under ERISA or any other applicable law which, individually or in the aggregate, would have a Seller Material Adverse Effect.

          (vi) With respect to any Pension Plan subject to Title IV of ERISA (including for the purposes of this Section 4(o)(vi) any Pension Plan maintained or contributed to by Seller or any other person under common control with Seller), Seller has not incurred any liability to such Pension Plan or to the Pension Benefit Guaranty Corporation that has not been satisfied, other than for the payment of contributions or premiums, all of which have been paid when due.

          (vii) Except as will be set forth in Schedule 4(o), at no time within the five years preceding the Closing Date has Seller or the Company been required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any employees of the Company or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any such multiemployer plan, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan.

          (viii) No employee or former employee of the Company will become entitled to receive from Buyer or the Company any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby.

          (p)  Absence of Changes or Events.  Except as will be set forth in
               -----------------------------
Schedule 4(p), since May 31, 1998, there has not been any action, event or occurrence that has had or would reasonably be expected to have a Seller Material Adverse Effect. Except as will be set forth in Schedule 4(p), since May 31, 1998, Seller has caused the business of the Company to be conducted in the ordinary course and in substantially the same manner as previously conducted. Except as will be set forth in Schedule 4(p), since May 31, 1998 to the date of this Agreement, the Company has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5(b).

          (q)  Compliance with Applicable Laws.  (i)  The Company is in
               --------------------------------
compliance with all material applicable statutes, laws, ordinances, rules, orders, permits and regulations of any Governmental Entity ("Applicable Laws"),
                                                             ---------------
including those relating to occupational health and safety. Except as will be set forth in Schedule 4(q), neither Seller nor the Company has received any written communication within the past three years that has not been satisfactorily resolved from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any Applicable Laws. This
Section 4(q)(i) does not relate to matters with respect to Taxes or to environmental matters, which are the subject of Sections 4(h) and 4(q)(ii), respectively.

          (ii) Except as will be set forth in Schedule 4(q), (A) the Company is in compliance in all material respects with Environmental Laws, (B) the Company holds, and is in compliance in all material respects with, all permits, licenses or governmental authorizations required under Environmental Laws for the Company to conduct its operations, (C) neither Seller nor the Company has received any written communication within the past three years that has not been satisfactorily resolved from a Governmental Entity or other person that alleges that the Company is not in compliance with or is subject to liability under any Environmental Laws or that any investigation or cleanup of Hazardous Substances is requested or demanded under any Environmental Law, (D) no real property currently or formerly owned or operated by the Company is contaminated with, or is subject to any Release of, any Hazardous Substance which contamination or Release requires investigation or remediation under Environmental Law and which investigation or remediation, individually or in the aggregate, would be reasonably likely to result in material liability to the Company, (E) the Company is not the subject of any written claim or notice regarding potential responsibility for Hazardous Substance off-site disposal pursuant to the Federal Comprehensive Environmental Response, Compensation, and Liability Act or any other Environmental Law, and (F) Seller and/or the Company will have delivered or made available to Buyer copies of all environmental reports, studies, assessments, sampling data and other material environmental information in their possession relating to the Company and its current or former properties or operations on or before September 25, 1998.

          The terms "Environmental Law" and "Environmental Laws" shall mean all
                     -----------------       ------------------
applicable treaties, statutes, laws, ordinances, rules, orders, permits, regulations, authorizations, common law or enforceable agency requirements issued, promulgated or entered into by any Governmental Entity, relating to the protection, investigation or restoration of the environment, public health or safety or natural resources, or to the handling, use, presence, disposal, Release or threatened Release of any Hazardous Substance, including any injury or threat of injury to persons or property relating to any Hazardous Substance. The term "Hazardous Substances" means all explosive or radioactive materials or
          --------------------
substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law. The term "Release" means any spill, emission, leaking,
                              -------
pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto, or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace, or structure).

          (r)  Employee and Labor Matters.  (i)  Except as will be set forth in
               ---------------------------
Schedule 4(r), (i) there is, and during the past five years there has been, no material labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Seller, threatened, against or affecting the Company; (ii) to the knowledge of Seller, no union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation exists respecting such employees; (iii) to the knowledge of Seller, the Company is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Company pending, or, to the knowledge of Seller, threatened, before the National Labor Relations Board;
(v) there are no pending, or, to the knowledge of Seller, threatened, union grievances against the Company as to which there is a reasonable possibility of adverse determination and that, if so determined, individually or in the aggregate, would have a Seller Material Adverse Effect; (vi) there are no pending, or, to the knowledge of Seller, threatened, charges against the Company or any current or former employee of the Company with respect to employment with the Company before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vii) neither Seller nor the Company has received oral or written notice during the past five years of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Company that has not been satisfactorily resolved and, to the knowledge of Seller, no such investigation is in progress.

          (ii) No officer of the Company is, and, to the knowledge of Seller, no other employee of the Company is, a party to or bound by any contract, license, covenant or agreement of any nature, or subject to any judgment, decree or order of any Governmental Entity, that may interfere with the use of such person's best efforts to promote the interests of the Business, conflict with the Business or the transactions contemplated hereby or have a Seller Material Adverse Effect. Without limiting the foregoing, no officer or employee of the Company is a party to or bound by any employment agreement or employment contract to which Seller is a party. To the knowledge of Seller, no activity of any employee of the Company engaged in the conduct of the Business as or while an employee of the Company has caused a violation within the past five years or that is continuing of any employment contract, confidentiality agreement, patent disclosure agreement, or other contract or agreement. To the knowledge of Seller, neither the execution and delivery of this Agreement, nor the conduct of the Business by the employees of the Company, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated.

          (s)  Customer Accounts Receivable; Inventories.  (i)  All customer
               ------------------------------------------
accounts receivable of the Company, whether reflected on the Trial Balances, the Balance Sheet or subsequently created through the Closing Date, have arisen from bona fide transactions in the ordinary course of business. To Seller's knowledge, all such customer accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Trial Balances or taken account of in the calculation of Closing Net Working Capital. The Company has good and marketable title to all of its accounts receivable, free and clear of all liens, except as will be set forth in Schedule 4(s). Since May 31, 1998, there have not been any write-offs as uncollectible of any notes or accounts receivable of the Company, except for write-offs in the ordinary course of business and consistent with past practice which have not had, either individually or in the aggregate, a Seller Material Adverse Effect.

          (ii) The inventories of the Company are reflected on the Trial Balances and in the books and records of the Company and will be reflected on the Balance Sheet on the mark to market method of accounting in accordance with generally accepted accounting principles applied on a basis consistent with past practice.

          (t)  Licenses; Permits.  Schedule 4(t) will set forth a true and
               ------------------
complete list of all material licenses, permits and authorizations issued or granted to the Company by Governmental Entities that are necessary or materially useful for the conduct of the Business. Except as will be set forth in Schedule 4(t), all such licenses, permits and authorizations are validly held by the Company, the Company has complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All such licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company shall be deemed included under this warranty.

          (u)  Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and
               --------------------------------------------------------------
Directors.  Schedule 4(u) will be set forth (i) a true and correct list of all
----------
bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and those persons authorized to sign thereon, (ii) true and correct copies of all corporate borrowing, depository and transfer resolutions and those persons entitled to act thereunder, (iii) a true and correct list of all powers of attorney granted by the Company in force as of the date hereof and those persons authorized to act thereunder and (iv) a true and correct list of all officers of the Company.

          (v)  Transactions with Affiliates.  Except as will be set forth in
               -----------------------------
Schedule 4(v) or as may be otherwise agreed by the parties as contemplated by
Section 8A, none of the agreements, contracts or other arrangements between the Company, on the one hand, and Seller or any of its affiliates, on the other hand, will continue in effect subsequent to the Closing. Except as will be set forth in Schedule 4(v) or as an indirect result of the ownership of the Buyer Shares, after the Closing neither Seller nor any of its affiliates will have any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the Business. Neither Seller nor, to the knowledge of Seller, any of its affiliates has any direct or indirect ownership interest (other than through the Company) in any person in which the Company has any direct or indirect ownership interest or with which the Company competes or has a business relationship other than the ownership of immaterial quantities of publicly traded securities. Except as will be set forth in Schedule 4(v),

Seller provides no material services to the Company.

          (w)  Effect of Transaction.  Except as will be set forth in Schedule
               ----------------------
4(w), no creditor, employee, client, customer or other person having a material business relationship with the Company has informed Seller or the Company that such person intends to change such relationship because of the purchase and sale of the Shares or the consummation of any other transaction contemplated hereby.

          (x)  Disclosure.  (i)  No representation or warranty of Seller
               -----------
contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of Seller to Buyer or any of its representatives pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

          (ii) The financial projections for the calendar year 1998 and the period ending June 30, 1999 relating to the Business delivered to Buyer were prepared on the basis of assumptions Seller reasonably believed in good faith at the time of preparation to be reasonable and Seller has no knowledge of any fact or information that would lead it to believe that such assumptions were incorrect or misleading in any material respect as of the time of preparation.

          (y)  Suppliers.  Except as will be set forth in Schedule 4(y), between
               ----------
May 31, 1998 and the date of this Agreement, the Company has not entered into or made any contract or commitment for the purchase of petroleum products for the Business other than in the ordinary course of business consistent with past practice. Except for the suppliers to be named in Schedule 4(y), the Business does not have any supplier from whom it purchased more than 5% of the petroleum products which it purchased during its most recent full fiscal year. Except as will be set forth in Schedule 4(y), since May 31, 1998, there has not been (i) any material adverse change in the business relationship of the Company with any supplier of petroleum products to be named in Schedule 4(y) related to the Business or (ii) any adverse change in any material term (including credit terms) of the supply agreements or related arrangements with any such supplier related to the Business.

          (z)  Customers.  Except for the customers to be named in Schedule
               ----------
4(z), the Business does not have any customer from whom the Business derived or received more than 5% of its revenues during its most recent full fiscal year. Except as will be set forth in Schedule 4(z), since May 31, 1998, there has not been (i) any material adverse change in the business relationship of the Company with any customer to be named in Schedule 4(z) related to the Business or (ii) any adverse change in any material term (including credit terms) of the sales agreements or related agreements with any such customer related to the Business. During the past year, the Company has received no customer complaints, other than complaints in the ordinary course of business which have not, and are not likely to have, individually or in the aggregate, a Seller Material Adverse Effect.

          (aa) Private Offering.  Neither Seller, any of its affiliates nor
               -----------------
anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of the Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither Seller, any of its affiliates nor anyone acting on
 --------------
its or their behalf will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Buyer contained in Section 6(c) are true and correct, the issuance, sale and delivery of the Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

          (bb) Transfer of Excluded Assets.  After giving effect to the
               ----------------------------
transfer of the Excluded Assets, the Company shall continue to own all assets presently owned by the Company that are used, held for use or intended to be used primarily in the current Business or that are necessary for the conduct of the Business consistent with past practice.

          (cc)  Securities Act.  The Buyer Shares being acquired by Seller
                ---------------
pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof (except pursuant to the Seller Registration Rights Agreement or otherwise in compliance with all applicable securities laws), and Seller shall not offer to sell or otherwise dispose of the Buyer Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

          (dd)  Public Utility Holding Company Act.  The Company is not a
                -----------------------------------
"holding company", a "public-utility company" or a "subsidiary company" or an "affiliate" of a "holding company", in each case within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated thereunder.

          (ee)  Brokerage Agreements.  Neither the Seller nor the Company has,
                ---------------------
directly or indirectly, entered into any agreement with any person that would obligate the Company or Buyer to pay any compensation, brokerage fee or "finder's fee" in connection with the transactions contemplated by this Agreement.

          SECTION 5.  Covenants of Seller.  Seller covenants and agrees as
                      --------------------
follows:

          (a)  Access.  Prior to the Closing, Seller shall, and shall cause the
               -------
Company to, give Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Company (including for purposes of the Buyer's due diligence investigation of the Business); provided, however, that such access does not unreasonably disrupt the
           --------  -------
normal operations of Seller, the Company or any joint venture partner of the Company.

          (b)  Ordinary Conduct.  Except as will be set forth in Schedule 5(b)
               -----------------
or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, Seller shall cause the Business to be conducted in the ordinary course in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve their relationships with customers, suppliers, joint venture partners and others with whom the Company deals. Seller shall not, and shall not permit the Company to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in
Section 3(a) not being satisfied. In addition, except as will be set forth in
Schedule 5(b) or otherwise expressly permitted by the terms of this Agreement, Seller shall not permit the Company to do any of the following without the prior written consent of Buyer:

          (i)    amend its Certificate of Incorporation or By-laws;

          (ii) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock other than cash dividends or in connection with the transfer to Seller or an affiliate of Seller (other than the Company) of the Excluded Assets;

          (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) adopt or amend in any material respect any Benefit Plan or collective bargaining agreement, except as required by law (including Tax qualification requirements);

          (v) grant to any executive officer or employee engaged in the conduct of the Business any increase in compensation or benefits, except in the ordinary course of business consistent with past practice, as required by Section 5(j) or as may be required under existing agreements and except for any increases for which Seller shall be solely obligated;

          (vi) except as related to the Excluded Assets and for which the Company is fully indemnified, incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice; provided
                                                                    --------
     that in no event shall the Company incur, assume or guarantee any long-term indebtedness for borrowed money;

          (vii) permit, allow or suffer any of its assets (other than the Excluded Assets) to become subjected to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction of any nature whatsoever which would have been required to be set forth in Schedule 4(i) or 4(j) if existing on the date of this Agreement;

          (viii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

          (ix) except for the transfer to Seller or an affiliate of Seller (other than the Company) of the Excluded Assets and intercompany transactions in the ordinary course of business, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its affiliates;

          (x) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

          (xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Company;

          (xii) except for any capital expenditure that is currently approved in writing or budgeted or required by an emergency, make or incur any capital expenditure which, individually, is in excess of $50,000 or make or incur any such expenditures which, in the aggregate, are in excess of $500,000;

          (xiii) sell, lease or otherwise dispose of any of its assets (other than the Excluded Assets) which are material, individually or in the aggregate, to the Company, except in the ordinary course of business consistent with past practice; provided that in no event shall the Company
                                    --------
     sell, lease, encumber or otherwise dispose of any Facility or its interest in any Facility;

          (xiv) acquire (whether by purchase, lease, exchange or otherwise) any additional Facilities or any interest in any additional Facilities;

          (xv) enter into any lease of real property, except any renewals of existing leases in the ordinary course of business with respect to which Buyer shall have the right to participate;

          (xvi) modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business with respect to which Buyer shall have the right to participate);

          (xvii) modify, amend or terminate the BP Relationship or any other joint venture agreement or arrangement or any other Contract which is material to the Business;

          (xviii) alter in any material respect any aspects of its petroleum products trading activities and practices, including in respect of the manner in which, and the volumes on which, such activities and practices are conducted;

          (xix)    grant any powers of attorney of the Company to any person;

          (xx) (A) make or rescind any express or deemed election relating to Taxes if such action would create a material additional liability for the Company in respect of any period beginning after the Closing Date or (B) except as may be required by applicable law, change in any respect any of its methods of reporting income or deductions for income tax purposes from those employed in the preparation of its income tax returns for the taxable year ended May 31, 1998 if such change would create a material additional liability for the Company in respect of any period beginning after the Closing Date; or

          (xxi) agree, whether in writing or otherwise, to do any of the foregoing.

          (c)  Confidentiality.  Seller shall keep confidential, and cause its
               ----------------
affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all confidential information relating to the Business (other than in respect of the Retained Liabilities), except as required by law or administrative process or to perform its obligations under this Agreement and except for information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5(c). The covenant set forth in this Section 5(c) shall terminate 5 years after the Closing Date.

          (d)  Insurance.  Seller shall keep, or cause to be kept, all insurance
               ----------
policies to be set forth in Schedule 4(n), or suitable replacements therefor, in full force and effect through the close of business on the Closing Date.

          (e)  Resignations.  On the Closing Date, Seller shall cause to be
               -------------
delivered to Buyer duly signed resignations, effective immediately after the Closing, of all officers of the Company and shall take such other action as is necessary to accomplish the foregoing.

          (f)  Supplemental Disclosure.  (i)  Seller shall have the continuing
               ------------------------
obligation until the Closing promptly to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at September 25, 1998, would have been required to be set forth or described in such Schedules; provided, however, that no supplement or
                                      --------  -------
amendment to such Schedules after

8 business days following Buyer's receipt of all completed Schedules or other written disclosure materials to be prepared by Seller and delivered to Buyer as contemplated by Section 5(m) shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Section 3(a) or for purposes of determining whether any person is entitled to indemnification pursuant to Section 11.

          (ii) Seller shall promptly notify Buyer of, and furnish Buyer any information it may reasonably request with respect to, the occurrence to Seller's knowledge of any event or condition or the existence to Seller's knowledge of any fact that would cause any of the conditions to Buyer's obligation to consummate the purchase and sale of the Shares not to be fulfilled.

          (g)  Certain Licenses and Permits.  Seller covenants that all
               -----------------------------
licenses, permits and authorizations which are held in the name of any employee, officer, director, stockholder, agent or otherwise on behalf of the Company with respect to the Business shall be duly and validly transferred to the Company without consideration prior to the Closing and that the warranties, representations, covenants and conditions contained in this Agreement shall apply to the same as if held by the Company as of the date hereof.

          (h)  Severance Agreements.  Seller shall use its commercially
               ---------------------
reasonable best efforts to enter into severance agreements satisfactory to Buyer (the "Severance Agreements") with the six employees identified on Schedule 5(h),
      --------------------
with terms previously discussed by Seller and Buyer. Any amount or securities payable or deliverable under any Severance Agreement that is forfeited by the employee in accordance with the terms thereof shall be returned by Seller to Buyer as a partial reduction of the Purchase Price.

          (i)  Transfer of Brokerage Accounts.  Seller shall use its
               -------------------------------
commercially reasonable best efforts to transfer all futures contracts on the NYMEX that the Company has in accounts with a broker or brokerage unit affiliated with Seller to one or more financial institutions that are not affiliated with Seller designated by Buyer prior to or at

Closing.

          (j)  Audited Financial Statements.  As soon as practicable following
               -----------------------------
the date hereof, Seller shall prepare and deliver to Buyer the Audited Financial Statements. In addition, not later than 70 days after the Closing Date, Seller shall prepare and deliver to Buyer audited balance sheets of the Business as of May 31, 1997 and May 31, 1996 and audited statements of income and cash flows for the years ended May 31, 1997 and May 31, 1996. All financial statements to be prepared and provided pursuant to this Section 5(j) shall be prepared in accordance with generally accepted accounting principles (and shall include all notes required by such principles), using the same methods of accounting and accounting practices utilized in the preparation of the Trial Balances and shall be accompanied by an unqualified opinion from Ernst & Young LLP. Seller shall assist and cooperate in obtaining such reports from Ernst & Young LLP and in addition shall obtain the consent of Ernst & Young LLP to the inclusion of such reports in filings by Buyer with the Securities and Exchange Commission ("SEC").
                                                                          ---

          (k)  Non-Competition.  Seller shall not, and shall cause each of its
               ----------------
affiliates other than Louis Dreyfus Natural Gas Corp. not to, directly or indirectly:

          (i) for a period of 4 years from the Closing Date, engage in the Business within the United States of America (including for purposes of this Section 5(k) any activities relating to or that would have a detrimental impact upon the revenue streams derived from the current activities of the Business involving the Commodities, except that Seller may engage in the trading of Commodities if such activities do not have a detrimental impact upon the revenue streams derived from the current activities of the Business involving the Commodities); or

          (ii) for a period of two years from the Closing Date, (A) solicit, recruit or hire any employee of Buyer, an affiliate of Buyer or the Company or (B) solicit or encourage any employee of Buyer, an affiliate of Buyer or the Company to leave the employment of Buyer, such affiliate or the Company.

          Notwithstanding anything to the contrary contained in this Section 5(k), Buyer hereby agrees that the foregoing covenant shall not be deemed breached as a result of the ownership by Seller or any affiliate of Seller of:
(i) less than an aggregate of 5% of any class of stock of a person engaged, directly or indirectly, in the Business provided that such stock is listed on a
                                         --------
national securities exchange or is quoted on the National Market System of NASDAQ; (ii) less than 10% in value of any instrument of indebtedness of a person engaged, directly or indirectly, in the Business or (iii) a person which engages, directly or indirectly, in the Business if such activities account for less than 10% of such person's consolidated annual revenues.

          (l)  Program License Agreement.  Seller and Company shall enter into a
               --------------------------
personal, nonexclusive, royalty-free license agreement with a term ending three years from the Closing Date whereby Seller shall license Company to use, solely in the conduct of the Business at locations to be specified, Seller's proprietary software program which supports the petroleum products and financial products trading and transportation activities of the Business, including monitoring and managing price risk, product delivery and credit risk and processing transactions (the "Program"). Such agreement shall include a
                              -------
representation that Seller has implemented a comprehensive, detailed program to analyze and address the risk that the Program may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") and a covenant that
                                        -----------------
Seller will use its commercially reasonable best efforts to remedy any such Year 2000 Problem on or before September 30, 1999. Such agreement shall not require Seller to provide any support services of any kind to the Company with respect to the Program other than the provision of any upgrade to the Program developed by Seller to address the Year 2000 Problem. Such agreement shall contain other commercially reasonable terms appropriate to a software license agreement acceptable to Buyer and Seller.

          (m)  Schedules.  As soon as practicable and in no event later than
               ----------
September 25, 1998, Seller shall prepare and deliver to Buyer each of the Schedules to this Agreement (other than those Schedules relating to representations and warranties of Buyer) and all other written disclosure materials relating to this Agreement on the transactions contemplated hereby, if any.

          SECTION 6.  Representations and Warranties of Buyer.  Buyer hereby
                      ----------------------------------------
represents and warrants to Seller as follows:

          (a)  Authority.  Buyer is a corporation duly organized, validly
               ----------
existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been, and the Seller Registration Rights Agreement will be, duly executed and delivered by Buyer and constitutes, and the Seller Registration Rights Agreement will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b)  No Conflicts; Consents.  The execution and delivery of this
               -----------------------
Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof shall not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Buyer or any subsidiary of Buyer under, any provision of (i) the Certificate of Incorporation or By-laws of Buyer or the comparable governing instruments of any subsidiary of Buyer, (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer or any subsidiary of Buyer is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer or any subsidiary of Buyer or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby (a "Buyer Material Adverse
                                                    ----------------------
Effect". No material consent, approval, license, permit, order or authorization
------
of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer or any of its subsidiaries or their respective affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (A) compliance with and filings under the HSR Act, if applicable, and (B) compliance with and filings under
Section 13(a) or 15(d), as the case may be, of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                       ------------

          (c)  Buyer Shares.  The Buyer Shares will be, when issued, (A) duly
               -------------
authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and (B) free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of Seller or its affiliates.

          (d)  Organization and Standing.  Buyer is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. Buyer is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

          (e)  Securities Act.  The Shares purchased by Buyer pursuant to this
               ---------------
Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

          (f)  Actions and Proceedings, etc.  There are no (i) outstanding
               -----------------------------
judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Buyer or any of its affiliates, (ii) lawsuits, actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its affiliates, or (iii) investigations by any Governmental Entity which are, to the knowledge of Buyer, pending or threatened against Buyer or any of its affiliates, and which, in the case of each of clauses (i), (ii) and (iii), could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

          (g)  Availability of Funds.  Buyer has cash available or has existing
               ----------------------
borrowing facilities or firm commitments which together are sufficient to enable it to consummate the transactions contemplated by this Agreement.

          (h)  SEC Documents.  Since June 30, 1997, Buyer has filed all required
               --------------
reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Buyer SEC
                                                               ---------
Documents").  As of their respective dates, the Buyer SEC Documents complied in
---------
all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and no Buyer SEC Document when filed (as amended and restated and as supplemented by subsequently filed Buyer SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (i)  Capital Structure.  The authorized capital stock of Buyer
               ------------------
consists of 40,000,000 shares of Buyer Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Buyer Preferred Stock"), of which,
                                            ---------------------
as of the date hereof, no shares have been designated to constitute a particular series. At the close of business on August 31, 1998: (i) 25,965,724 shares of Buyer Common Stock were issued and outstanding, (ii) no shares of Buyer Common Stock were held by Buyer in its treasury, (iii) 1,800,000 shares of Buyer Common Stock were reserved for issuance pursuant to the TransMontaigne Oil Company Equity Incentive Plan and (iv) no shares of Buyer Preferred Stock had been designated or issued or were held by Buyer in its treasury. All outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except for the Antidilution Rights Agreement dated as of April 17, 1996 by and between Buyer and Waterwagon & Co. and awards issued under the TransMontaigne Oil Company Equity Incentive Plan or as disclosed in the Buyer SEC Documents, there are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Buyer is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Buyer or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of Buyer. Except as disclosed in the Buyer SEC Documents, there are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Buyer may vote.

          (j)  Absence of Changes or Events.  Since April 30, 1998, there has
               -----------------------------
not been any action, event or occurrence that has had or would reasonably be expected to have a Buyer Material Adverse Effect.

          (k)  Private Offering.  Neither Buyer, any of its affiliates nor
               -----------------
anyone acting on its or their behalf has issued, sold or offered any security of Buyer to any person under circumstances that would cause the issuance of the Buyer Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. Neither Buyer, any of its affiliates nor anyone acting on its or their behalf will offer the Buyer Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance of the Buyer Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Seller contained in
Section 4(cc) are true and correct, the issuance and delivery of the Buyer Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

          (l)  Brokerage Agreements.  Buyer has not, directly or indirectly,
               ---------------------
entered into any agreement with any person that would obligate Seller to pay any compensation, brokerage fee or "finder's fee" in connection with the transactions contemplated by this Agreement.

          (m)  Disclosure.  No representation or warranty of Buyer contained in
               -----------
this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein not misleading.

          SECTION 7.  Covenants of Buyer.  Buyer covenants and agrees as
                      -------------------
follows:

          (a)  Confidentiality.  Buyer acknowledges that the information being
               ----------------
provided to it in connection with the purchase and sale of the Shares and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Buyer and

Seller (the "Confidentiality Agreement"), the terms of which are incorporated
             -------------------------
herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Business; provided that Buyer acknowledges that any and all other
                        --------
information provided to it by Seller or Seller's representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

          (b)  Board of Directors of Buyer.  The Board of Directors of Buyer
               ----------------------------
shall take such action as may be necessary (including increasing the size of the Board of Directors of Buyer) to appoint Simon Rich to the Board of Directors of Buyer after the Closing Date, effective on the Closing Date. For so long as Seller maintains an equity ownership interest in Buyer equal to or greater than 10% of the outstanding shares of Buyer Common Stock, Buyer shall use its reasonable best efforts to nominate Simon Rich (or a substitute person designated by Seller who is reasonably acceptable to the Board of Directors of Buyer) to the Board of Directors of Buyer.

          (c)  Supplemental Disclosure.  Buyer shall promptly notify Seller of,
               ------------------------
and furnish Seller any information it may reasonably request with respect to, the occurrence to Buyer's knowledge of any event or condition or the existence to Buyer's knowledge of any fact that would cause any of the conditions to Seller's obligation to consummate the purchase and sale of the Shares not to be fulfilled.

          (d)  Business Presence.  Buyer shall maintain an office and conduct a
               ------------------
substantial portion of the Company's business activities in Roswell, Georgia for a period of not less than one year following the Closing Date.

          (e)  Listing of Buyer Shares.  Buyer shall submit an additional
               ------------------------
listing application and use its best efforts to cause the Buyer Shares to be listed on the American Stock Exchange.

          (f)  Employees of Seller.  For a period of two years from the Closing
               --------------------
Date, Buyer shall not (A) solicit, recruit or hire any employee of Seller or an affiliate of

Seller or (B) solicit or encourage any employee of Seller or an affiliate of Seller to leave the employment of Seller or such affiliate; provided, however,
                                                            --------  -------
that nothing herein shall limit in any manner Buyer's ability to continue the employment as of the Closing of any employee of the Company.

          (g)  Change of Company Name.  Buyer shall (i) prepare and immediately
               -----------------------
following the Closing take all necessary actions to file or cause to be filed on the Closing Date an amendment to the Certificate of Incorporation of the Company to change the name of the Company to a name designated by Buyer that bears no association with Seller or any of its affiliates and (ii) within 90 days of the Closing Date, take all necessary actions to ensure that no name or other mark or indication associated with Seller or any of its affiliates (or any mark or indication similar thereto) appears on or in relation to any Facility or for any other purpose and Buyer may use the current marks and indications solely to operate the Facilities during such period as operated through the date hereof.

          (h)  Access.  Prior to the Closing, Buyer shall give Seller and its
               -------
representatives, employees, counsel and accountants such reasonable access, during normal business hours and upon reasonable notice, to the personnel and books and records of Buyer as is reasonably necessary for Seller to verify the accuracy of the representations and warranties of Buyer set forth in this Agreement; provided, however, that such access does not unreasonably disrupt the
           --------  -------
normal operations of Buyer. Nonpublic information obtained through such access shall be subject to the Confidentiality Agreement.

          SECTION 8.  Mutual Covenants.  Each of Seller and Buyer covenants and
                      -----------------
agrees as follows:

          (a)  Environmental Audit.  (i) Buyer shall at its sole cost and
               --------------------
expense conduct a Phase I environmental site assessment of the Company's facilities and shall prepare a written report of the results of such assessment; provided, however, that such assessment shall not include any type of sampling
--------  -------
or intrusive testing (the "Phase I Environmental Report").  Subject to Buyer's
                           ----------------------------
receipt of all third party reports commissioned by Buyer in connection with the preparation of the Phase I Environmental Report, Buyer shall use commercially reasonable best efforts to complete and deliver a copy of the Phase I Environmental Report to Seller within 30 days of the date of this Agreement. The scope of work for the Phase I Environmental Report shall be as Buyer shall reasonably determine in its sole judgment, but shall at a minimum
(A) identify all matters that are not in compliance with, or require investigation or remediation under, Environmental Law, (B) subject to subclause
(D) below, provide a good faith estimate of the Cost of Remediation (as defined below), (C) provide such information and detail as is reasonably available and necessary for Seller to evaluate the Cost of Remediation, (D) provide good faith recommendations regarding the nature and scope of additional soil, groundwater or other testing reasonably necessary, if at all ("Phase II Recommendations"),
                                                   ------------------------
in order to provide a good faith estimate of the Cost of Remediation, and (E) provide a good faith estimate of the time necessary to complete all necessary investigation work in connection with the matters identified in the Phase I Environmental Report and Phase II Recommendations, as applicable. The term "Cost
                                                                            ----
of Remediation" shall mean all costs and expenses reasonably necessary to bring
--------------
the matters identified in the Phase I Environmental Report and, if necessary, matters subsequently identified pursuant to any implementation of the Phase II Recommendations, into compliance with Environmental Law in effect as of the Closing consistent with the use and operation of the facilities in the Business, including the cost of investigation and/or remediation of any Hazardous Substances identified at such facilities, other than up to $1,000,000 in the aggregate of individual matters requiring expenditures of less than $10,000 each.

          (ii) Seller shall, and shall cause the Company to, cooperate fully with Buyer regarding the environmental assessment activities contemplated by subparagraph (i) above, including by providing all data and other information in the possession of Seller or the Company reasonably requested by Buyer or any of its representatives or materially relevant to such activities. All data and other information provided by Seller or the Company in connection with the conduct of such activities shall be complete and, with respect to materials prepared by Seller or the Company, to the Seller's knowledge, accurate in all material respects.

          (iii) If the Phase I Environmental Report contains Phase II Recommendations, or if on one or more occasions prior to completion of the Phase I Environmental Report Buyer concludes that the Phase I Environmental Report will include Phase II Recommendations, Buyer shall confer with Seller as soon as practicable regarding the nature, scope and estimated time of implementation of such Phase II Recommendations proposed at that time. In the case of a proposed Phase II Recommendation presented to Seller before completion of the Phase I Environmental Report, Seller may defer its consideration of such Phase II Recommendation and the beginning of the formal negotiation period contemplated by the following sentence until completion of the Phase I Environmental Report but if Seller approves any Phase II Recommendation it may not later oppose it. If Seller objects to any proposed Phase II Recommendation, Seller and Buyer shall negotiate for at least two business days concerning the appropriate nature, scope and timing of implementing such Phase II Recommendation. After such negotiation, Seller may confirm in writing to Buyer its continuing opposition to any such proposed Phase II Recommendation not previously approved by Seller (a "Phase II Opposition Notice"), in which event Buyer shall not
              --------------------------
undertake the investigation contemplated by such Phase II Recommendation any earlier than after the Closing, subject to its right to terminate this Agreement
in accordance with the provisions of Section 15.   Subject to the preceding
sentence, Buyer, at its sole expense, shall use its commercially reasonable best efforts to complete the investigations contemplated by the agreed Phase II Recommendations as promptly as practicable.

          (iv) Buyer shall provide Seller with the opportunity to reasonably participate in the conduct of any environmental assessment work conducted pursuant to this Section 8(a), including the opportunity to collect split samples.

          (v) In the event that a dispute arises between Buyer and Seller with respect to the Cost of Remediation, then the Buyer and Seller shall select a nationally recognized environmental consultant to arbitrate such dispute in accordance with the procedures set forth in subparagraph (vi) below. If the Buyer and Seller cannot agree on one such environmental consultant within five business days, each party shall select its own nationally recognized environmental consultant within five business days thereafter, which consultants shall be instructed to jointly select within five business days a third environmental consultant to arbitrate such dispute. The agreed upon or selected environmental consultant shall be deemed the "Environmental Arbitrator." The arbitration provided for in this
            ------------------------
subparagraph (v) and in subparagraph (vi) below shall be the parties' exclusive remedy in respect of a dispute concerning the Cost of Remediation.

          (vi) In accordance with the then current Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association, Buyer and Seller shall submit disputes concerning the Cost of Remediation under this
Section 8(a) and their respective estimates of the applicable Cost of Remediation to the Environmental Arbitrator for a final, binding resolution, and the Environmental Arbitrator shall choose one or the other of such estimates as the final amount of Cost of Remediation. The arbitration shall be conducted in a location selected by the Environmental Arbitrator, with preference given to New York, New York. No transcript or recording shall be made of any arbitration session. The decision of the Environmental Arbitrator shall be final and binding on the Buyer and Seller for all purposes and may be entered in any court of competent jurisdiction. The losing party shall pay the expenses of the Environmental Arbitrator.

          (b)  Cooperation.  Without limiting Section 12, Buyer and Seller shall
               ------------
cooperate with each other, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of the Business from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer and the Company that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 8(b). Neither party shall be required by this Section 8(b) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the Business).

          (c)  Publicity.  Seller and Buyer agree that, from the date hereof
               ----------
through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of Buyer and Seller may
                          --------  -------
make internal announcements to its employees that are consistent with the parties' prior public disclosures regarding the transactions contemplated hereby after reasonable prior notice to and consultation with the other party.

          (d)  Commercially Reasonable Best Efforts.  Subject to the terms and
               -------------------------------------
conditions of this Agreement, each party shall use its commercially reasonable best efforts to cause the Closing to occur.

          (e)  Antitrust Notification.  Each of Seller and Buyer shall as
               -----------------------
promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice
                               ---
(the "DOJ") the notification and report form, if any, required for the
      ---
transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Seller and Buyer shall use its commercially reasonable best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares. For purposes of this Section 8(e) and of Section 8(d), the "commercially reasonable best efforts" of Buyer shall not require Buyer to agree to any prohibition, limitation or other requirement of the type set forth in clauses (B), (C) and (D) of Section 3(a)(iv).

          (f)  Records.  (i)  On the Closing Date, Seller shall deliver or cause
               --------
to be delivered to Buyer all original material agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records"), if any, in the possession
                                            -------
of Seller relating to the Business to the extent not then in the possession of the Company, subject to the following exceptions:

          (A) Buyer recognizes that certain Records may contain incidental information relating to the Business or may relate primarily to subsidiaries or divisions of Seller or the Company other than the Business, and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer; and

          (B) Subject to clause (ii) below, Seller may retain any and all Tax returns, reports or forms and other Tax Records relating to the Company in its possession.

          (ii) Seller and Buyer shall provide to each other, and Buyer shall cause the Company to provide to Seller, at any reasonable time and from time to time, at the business location at which the Records are maintained, after the Closing Date, full access to such Tax Records of the Company as Seller or Buyer, as the case may be, may from time to time reasonably request and shall furnish, and request the independent accountants and legal counsel of Seller, Buyer or the Company to furnish to Seller or Buyer, as the case may be, such additional Tax and other information and documents in the possession of such persons (excluding privileged materials) as Seller or Buyer may from time to time reasonably request; provided, however, that Seller
                                                --------  -------
shall not be required to furnish access to Records (or portions of any Records) or furnish, or request its independent accountants or legal counsel to furnish, any information or documents (or any portions thereof) that are not related to the Business. In particular, but without limitation, (A) to the extent in its possession, Seller shall provide to Buyer, to the extent requested by Buyer, true and complete copies of all separate Tax returns (and related workpapers) of the Company and such portions of the consolidated, combined or unitary returns of affiliated groups of which the Company was a member (and related workpapers), in each case to the extent such returns or such portions relate exclusively to the Business (including redacted versions of such returns or portions thereof to the extent that relate exclusively to the Business) and (B) to the extent in the possession of Buyer or the Company, Buyer shall provide to Seller, or cause the Company to provide to Seller, to the extent requested by Seller, true and complete copies of all Tax returns, workpapers and other Records relating to Federal, state and local sales, use and excise Taxes.

          SECTION 8A.  Certain Post-Closing Cooperation.  (a)  Seller shall use
                       ---------------------------------
its commercially reasonable best efforts to complete on or before the Closing Date (i) the transfer of the Excluded Assets (including real property and transactions under swap and option agreements) from the Company to Seller or its affiliates or a third party and (ii) the termination or release of any contracts or liabilities between the Company and, or guaranties by the Company of any liabilities (including contingent liabilities) of, Seller and its affiliates (including affiliates that are subsidiaries of the Company as of the date of this Agreement) ("Seller Liabilities").
                  ------------------

          (b) Buyer recognizes that Seller and its Affiliates, directly or through financial institutions, insurance companies or third parties, have provided guaranties or have otherwise agreed to be liable for, liabilities (including contingent liabilities) arising from the Business (the "Seller
                                                                   ------
Guaranties").  Buyer recognizes
----------
that Seller prefers to terminate the Seller Guaranties as of the Closing Date. Buyer will use its commercially reasonable best efforts to substitute, where required, the obligation of Buyer and its affiliates, directly or through financial institutions, insurance companies or other third parties, for the Seller Guaranties on or before the Closing Date.

          (c) Seller and Buyer recognize that it may not be commercially practicable to complete the actions contemplated to be taken by Seller and Buyer under paragraphs (a) and (b) above, respectively, on or before the Closing Date because, among other things, of the inability to obtain required consents of third parties or Governmental Entities in a timely manner or on terms commercially reasonably acceptable to Buyer or Seller, as applicable.

          (d) In the event Seller believes it might not be able to complete the actions contemplated to be taken by Seller under paragraph (a) above on or before the Closing Date, Seller shall give written notice to Buyer of such inability prior to the Closing Date and Buyer and Seller shall negotiate in good faith to enter into agreements, as appropriate, (i) to transfer the economic benefit and/or risk of such Excluded Assets or Seller Liabilities to Seller or its affiliates including by means of back-to-back transactions, (ii) to have the Company administer such Excluded Assets or Seller Liabilities as nominee for Seller or its affiliates upon Seller's instructions, to pay over to Seller any income associated with such Excluded Assets and to have Seller reimburse the Company for the costs of such administration and (iii) to have the Company sell, transfer or dispose of such Excluded Assets as nominee for Seller or its affiliates with the Seller entitled to or liable for the results of such sale, transfer or disposition; provided that Seller shall indemnify Buyer for all
                         --------
costs and liabilities that arise from Buyer's actions under this Section 8A(d) (including any liabilities for Taxes, including Taxes on the sale, disposition or transfer of such Excluded Asset or Seller Liabilities, such Tax indemnity obligation of Seller to be treated as an indemnity obligation of Seller under
Section 11(a) (and related provisions) as if set forth in such Section 11(a)) in a manner reasonably acceptable to Buyer; and provided further that Seller shall
                                             -------- -------
continue to use its commercially reasonable best efforts to complete the actions required to be taken by Seller under paragraph (a) above.

          (e) In the event Buyer believes it might not be able to complete the actions contemplated to be taken by Buyer under paragraph (b) above on or before the Closing Date, Buyer shall give written notice to Seller of such inability prior to the Closing Date and Seller shall not terminate the Seller Guaranties; provided that Buyer shall indemnify Seller for all liabilities on Seller
--------
Guaranties that arise after the Closing Date (except to the extent that such liabilities are Retained Liabilities) in a manner reasonably satisfactory to Seller; and provided further that Buyer shall continue to use its commercially
            -------- -------
reasonable best efforts to complete the actions required to be taken by Buyer under paragraph (b) above.

          (f) This Section 8A shall not obligate any party to incur any costs (other than incidental expenses) or retain or assume any liabilities or financial risks without indemnification satisfactory to such party.

          SECTION 9.  Employee and Related Matters.  (a)  Employment.  Buyer
                      -----------------------------       ----------
shall cause the Company to continue the employment as of the Closing of each active employee of the Company ("Continuing Employees") in the same or a
                                 --------------------
comparable position and at an initial rate of base salary or wages at least equal to such employee's rate of base salary or wages in effect as of the date hereof (as will be set forth in Schedule 9(a) hereto). Each employee of the Company who, on the Closing Date, is on medical, short-term disability or other authorized leave of absence from the Company shall be considered one of the "Continuing Employees" for purposes hereof and shall be permitted to return to employment with the Company in accordance with the terms of the leave of absence policy of Buyer in effect as of the date hereof which applies to such employee. To the extent required by law, Buyer shall also cause the Company to reemploy any employee of the Company who, on the Closing Date, is on long-term disability (an "Inactive Employee") provided such Inactive Employee becomes able to return
     -----------------
to active employment. Prior to such reemployment by the Company, all liabilities and obligations relating to Inactive Employees shall remain the responsibility of Seller. Nothing herein shall be construed as requiring

Buyer to continue the employment, following the Closing, of any Continuing Employee or otherwise be construed as modifying such employee's status as "at will".

          (b)  Employee Benefit Plans Post-Closing.  Except as otherwise
               -----------------------------------
specifically set forth herein, Seller shall retain all liabilities and obligations under the Benefit Plans with respect to Continuing Employees and former employees of the Company ("Former Employees") and their eligible
                                  ----------------
dependents and beneficiaries (including in respect of claims filed under Benefit Plans that are employee welfare benefit plans after the Closing relating to expenses incurred prior to the Closing). Following the Closing Date, Buyer shall provide the Continuing Employees with the same employee benefit plans, programs and arrangements provided to Buyer's employees as in effect from time to time. Each employee benefit plan, program, policy or arrangement provided by Buyer to Continuing Employees following the Closing shall give full credit, to the extent credited under a comparable Benefit Plan, for each participant's period of service (as recognized by the Company as of the Closing) prior to the Closing Date for purposes of determining eligibility and vesting of benefits (but not for benefit accrual purposes). Each employee welfare benefit plan provided by Buyer to the Continuing Employees from and after the Closing Date shall (i) give full credit for deductibles and out-of-pocket expenses under the Benefit Plans with respect to the current plan year toward any deductibles for the remainder of the plan year during which the Closing occurs, and (ii) shall waive any pre-existing condition limitation for any such Continuing Employee immediately prior to the Closing Date (to the extent waived under the applicable Benefit Plan); provided, however, that if a Continuing Employee's condition is a
               --------  -------
condition which is not currently covered under Buyer's group health plan, such condition shall not be waived and Buyer shall have no obligation or liability therefor.

          (c)  Bonus/Incentive Compensation; Accrued Vacation; Nonqualified
               ------------------------------------------------------------
Pension Plans.  Seller shall pay prorated bonus and incentive compensation to
-------------
eligible Continuing Employees (and Former Employees, if applicable) in respect of current performance periods based upon performance through the Closing Date. For calendar year 1998, all vacation entitlement for Continuing Employees shall be determined in accordance with the Seller's vacation policy as extended to the Company, and any Continuing Employee with accrued but unused vacation, personal or sick day entitlement as of the Closing Date must (subject to applicable laws) schedule and take such vacation prior to January 1, 1999 in accordance with Buyer's vacation policy. Subject to applicable laws, all accrued but untaken vacation as well as unused personal and sick days not taken prior to January 1, 1999 shall be forfeited and no Continuing Employee shall receive any compensation therefor. Seller shall reasonably permit Continuing Employees to use their accrued but untaken vacation, personal and sick days prior to the Closing Date. Commencing January 1, 1999, the Continuing Employees shall accrue and be entitled to vacation pursuant to Buyer's vacation policy, as in effect from time to time, giving credit for their years of service with the Company or any of its affiliates.

          (d)  COBRA.  Seller shall be solely responsible for compliance with
               ------
the health care continuation requirements of Section 4980B of the Code and Part 6 of Title I of ERISA (hereinafter referred to as "COBRA") with respect to all
                                                   -----
Former Employees who incurred a Qualifying Event (within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA) prior to the Closing Date. Seller shall be solely responsible for compliance with COBRA with respect to all Former Employees who had elected COBRA continuation coverage prior to the Closing, including such Former Employees who, or whose beneficiaries, incur a subsequent Qualifying Event after the Closing Date. Buyer shall be solely responsible for compliance with COBRA with respect to all Continuing Employees who participate in Buyer's employee welfare benefit plans after the Closing, and who, or whose beneficiaries, experience a Qualifying Event from and after the Closing Date.

          (e)  Workers Compensation.  Seller shall discharge all liabilities for
               ---------------------
claims for workers compensation benefits for Continuing Employees arising out of occurrences prior to the Closing Date. Buyer shall discharge all liabilities for claims for workers compensation benefits for Continuing Employees arising out of occurrences on or after the Closing Date.

          (f)  Pension/Savings Plans.  Seller shall,
               ---------------------
effective as of the Closing, fully vest the account balance or accrued benefits (as applicable) of, and terminate the participation of, each Continuing Employee in Seller's Pension Plans in which such individual is then participating. Each affected Continuing Employee shall be eligible to receive a distribution of his or her vested account balance and accrued benefits, if any, as soon as practicable following the Closing, subject to the terms of the applicable Pension Plan and to any applicable legal requirements as determined by Seller in its sole discretion. Buyer's tax-qualified 401(k) savings plan shall accept rollovers of the distributions received by any Continuing Employee from Seller's tax-qualified Pension Plans to the extent permitted under applicable law, provided that Seller has provided Buyer with a copy of favorable Internal Revenue Service determination letters with respect to each of Seller's tax-qualified Pension Plans from which a rollover distribution is made.

          (g)  Post-Retirement Health Obligations.  Seller shall retain all
               ----------------------------------
liability and obligation for (and indemnify and hold harmless Buyer from and against) all post-retirement health obligations relating to Continuing Employees and Former Employees and their eligible dependents. Eligibility for post-retirement health benefits shall be determined solely in accordance with the terms of the applicable Benefit Plan, and nothing herein shall be construed as limiting the right of Seller to amend or terminate any such Benefit Plan or as requiring Seller to provide vesting of benefits or continuing service credit under any such Benefit Plan as of or following the Closing Date.

          SECTION 10.  Further Assurances.  From time to time, as and when
                       -------------------
requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Sections 8(c) and 8(d)), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

          SECTION 11.  Indemnification.  (a)  Tax Indemnification.  Seller shall
                       ----------------       --------------------
indemnify Buyer and its
affiliates (including the Company) and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Company for the Pre-Closing Tax Period (excluding any Taxes included in the calculation of Closing Net Working Capital (e.g., fuel taxes payable) and any Taxes that are payable as a result
         ---
of any transaction occurring on the Closing Date but after the Closing with respect to the Company or Buyer or any of Buyer's affiliates which is outside of the ordinary course of business, other than any such transaction expressly required by (x) this Agreement or (y) applicable law and the occurrence of which is outside of Buyer's control; provided, however, that neither clause (x) nor
                               --------  -------
clause (y) shall be applicable to the extent that the transaction benefits Buyer (an "Extraordinary Event Tax")), (ii) all liability (as a result of Treasury
     -----------------------
Regulation (S) 1.1502-6(a) or otherwise) for Taxes of Seller or any other corporation (other than the Company) which is or has been affiliated with Seller, (iii) all liability of the Company for Taxes resulting from the 338(h)(10) election (or any comparable election under state or local Tax law) contemplated by Section 12(a) of this Agreement, and (iv) all liability for reasonably necessary legal fees and expenses incurred by Buyer in enforcing its rights under clause (i), (ii) or (iii) above.

          Buyer shall, and shall cause the Company to, indemnify Seller and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Company for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period), (ii) all liability for an Extraordinary Event Tax, (iii) all liability for Taxes attributable to a breach by Buyer of its obligations under this Agreement and (iv) all liability for reasonably necessary legal fees and expenses incurred by Seller in enforcing its rights under clause (i), (ii) or (iii) above.

          In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle
                     --------

Period"):
--------

          (i)   real, personal and intangible property Taxes ("property Taxes")
                                                               --------------
     of the Company for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period (the "Full Year
                                                                 ---------
     Property Taxes") multiplied by a fraction, the numerator of which is the
     --------------
     number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; provided, however, that in applying this provision with respect to
             --------  -------
     any Taxes relating to inventories, the amount of such Full Year Property Taxes to be allocated in accordance with the terms of this provision shall be limited to the amount of such Taxes which would have been incurred on the basis of the inventories existing on the Closing Date as if such date were the assessment date of such Taxes; and

          (ii) the Taxes of the Company (other than property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

Seller's indemnity obligation in respect of Taxes other than Income Taxes (as defined below) for a Straddle Period shall initially be effected by its payment to Buyer of the excess (the "Seller Reimbursement Amount") of (v) such Taxes for
                             ---------------------------
the Pre-Closing Tax Period over (w) the amount of such Taxes paid by Seller or any of its affiliates (other than the Company) at any time plus the amount of such Taxes paid by the Company on or prior to the Closing Date (in the form of estimated Tax payments or otherwise), in each case excluding amounts reflected in the calculation of Closing Net Working Capital. Seller shall initially pay the Seller Reimbursement Amount to Buyer within 30 days after the return, report or form with respect to the final liability for such Taxes is required to be filed (or, if later, is actually filed). If the amount described in clause (w) above exceeds the amount described in clause (v) above, Buyer shall pay to Seller the amount of such excess within 30 days after the return, report or form with respect to the final liability for such Taxes is required to be filed. Buyer's indemnity obligation in respect of Income Taxes for a Straddle Period shall initially be effected by its payment to Seller of the excess (the "Buyer Reimbursement Amount") of (x) such Taxes for the period
             --------------------------
after the Closing Date over (y) such Taxes previously paid by Buyer or the Company after the Closing Date (in the form of estimated tax payments or otherwise), in each case excluding amounts reflected in the calculation of Closing Net Working Capital. Buyer shall initially pay such Buyer Reimbursement Amount to Seller within 30 days after the return, report or form with respect to the final liability for such Taxes is required to be filed (or, if later, is actually filed). If the amount described in clause (y) above exceeds the amount described in clause (x) above, Seller shall pay to Buyer the amount of such excess within 30 days after the return, report or form with respect to the final liability for such Taxes is required to be filed. The payments to be made pursuant to this paragraph by Seller or Buyer with respect to a Straddle Period shall be appropriately adjusted to reflect the outcome of any contest with respect to Straddle Period Taxes pursuant to Section 11(i).

          For purposes of this Agreement, "Income Tax" or "Income Taxes" shall
                                           ----------      ------------
mean all Taxes in whole or in part based on or measured by net or gross income, gains or profits, and any Taxes (including franchise Taxes) imposed in lieu thereof or similar thereto.

          (b)  Environmental Indemnification.  (i) Seller shall indemnify Buyer,
               ------------------------------
its affiliates (including the Company) and each of their respective officers, directors, employees, stockholders and representatives and hold them harmless from any, loss, liability, claim, damage, charge, cost or expense (including reasonable attorney and expert fees and expenses) suffered or incurred by any such indemnified party related to any Environmental Law (in effect as of the Closing) to the extent arising out of acts or omissions occurring, or conditions existing (whether known or unknown), at or before the Closing in connection with the ownership or operation of the Company ("Environmental Loss"), whether such
                                            ------------------
Environmental Loss arises before or after the Closing and whether arising on-site or off-site, including all Environmental Losses in connection with (A) bringing the Company into compliance with Environmental Laws in effect as of the Closing and (B) the investigation or remediation of Hazardous Substance contamination at Company facilities; provided, however, that Buyer or the
                                     --------  -------
Company shall share in Environmental Losses, and Seller's aggregate liability hereunder for Environmental Losses shall be limited to $17,400,000, as set forth in the following table:


                                      Percentage Share             Percentage Share of
           Class of              of Environmental Losses of      Environmental Losses of
Environmental Losses                       Seller                   Buyer or Company
------------------------------   --------------------------      -----------------------
Individual matters involving               0%                             100%
Environmental Loss of
$10,000 or less ("Small
                  -----
Matters"), so long as the
--------
aggregate amount of Small
Matters is $1,000,000 or less

Individual matters involving              80%                              20%
Environmental Loss of more
than $10,000 and the excess
of the aggregate amount of
Small Matters over
$1,000,000 ("Shared
             ------
Liabilities"), up to
-----------
$13,000,000

Shared Liabilities exceeding              50%                              50%
$13,000,000 up to $27,000,000

Environmental Losses after                 0%                             100%
Shared Liabilities exceed
$27,000,000.

          (ii) Seller's liability under this Section 11(b) shall be monetary only and Buyer shall not be entitled to make a claim for specific performance with respect to any Remedial Action (as defined below).

          (iii) Without limiting the other provisions of this Section 11, if Buyer has a claim against Seller related to an environmental matter, Buyer shall manage any investigation, remediation, corrective action or other activities ("Remedial Action") required to address the conditions giving rise to such
  ---------------
claim.  Without limiting Buyer's right to make claims for indemnification under
Section 11(b), Buyer shall cooperate with Seller and shall, if reasonable, avoid taking any action that would have an adverse effect on Seller's ability to seek reimbursement under any applicable insurance policy for the benefit of Seller, or on Seller's ability to exercise any available contractual rights of contribution or indemnification. Buyer or the Company shall (A) provide Seller the opportunity to review in advance such Remedial Action to be taken or implemented and the form and substance of any plan, report or submission to be transmitted to any Governmental Entity regarding such Remedial Action, and (B) provide Seller periodic written reports regarding the status of such Remedial Action, including any correspondence with any Governmental Entity regarding such Remedial Action, but Buyer's or the Company's decisions after Closing on such matters shall not be subject to Seller's approval.

          (c)    Other Indemnification by Seller.  Seller shall indemnify Buyer,
                 --------------------------------
its affiliates (including the Company) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes and environmental matters, for which indemnification provisions are set forth in Sections 11(a) and 11(b), respectively) to the extent arising from, relating to or otherwise in respect of
(i) any breach of any representation or warranty of Seller which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of Buyer's right to indemnification pursuant to this Section 11(c) the representations and warranties of Seller contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach results or may result in a Seller Material Adverse Effect), (ii) any breach of any covenant of Seller contained in this Agreement and (iii) all Retained Liabilities; provided, however, that Seller shall not have any
                      --------  -------
liability under clause (i) above unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $1,600,000 (in which case Seller shall be liable for the full amount thereof); provided further, however, that Seller shall not have any liability under clause
----------------  -------
(i) above for any individual items where the loss, liability, cost or expense relating thereto is less than $10,000 and such items shall not be aggregated for purposes of the first proviso to this Section 11(c); and provided further,
                                                         ----------------
however, that Seller's liability under clause (i) above shall in no event exceed
-------
$16,000,000 (except that this proviso shall not apply to any wilful breach of any covenant by Seller). In no event shall Seller be obligated to indemnify Buyer or any other person with respect to any matter to the extent that (A) Seller has already provided indemnity for such matter pursuant to this Agreement or (B) such matter was reflected in the calculation of Closing Net Working Capital pursuant to Section 2(b).

          (d) Other Indemnification by Buyer.  Buyer shall, and shall cause the
              -------------------------------
Company to, indemnify Seller, its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party (other than any relating to Taxes, for which indemnification provisions are set forth in paragraph (a) of this Section 11) to the extent arising from (i) any breach of any representation or warranty of Buyer which survives the Closing contained in this Agreement or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of Seller's right to indemnification pursuant to this Section 11(d) the representations and warranties of Buyer contained herein shall not be deemed qualified by any references herein to materiality generally), (ii) any breach of any covenant of Buyer contained in this Agreement, (iii) all obligations and liabilities of the Company, other than Retained Liabilities and other items which Seller has expressly agreed to pay or perform pursuant to this Agreement or for which indemnification is provided under Section 11(c), (iv) any act or omission of Buyer, its officers, directors, employees, agents or designated representatives in connection with Buyer's conduct of the environmental assessment work at the Seller's facilities pursuant to Section 8(a), except to the extent of Seller's negligence or misconduct related that environmental assessment work or the site, and (v) all Environmental Losses, whether such Environmental Loss arises before or after Closing and whether arising on-site or off-site, other than Environmental Losses for which Seller is obligated to indemnify Buyer under Section 11(b).

          (e) Losses Net of Insurance, etc.  The amount of any loss, liability,
              -----------------------------
claim, damage, expense or Tax for which indemnification is provided under this
Section 11 shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax (collectively, a "Loss") and shall be (i)
                                                ----
increased to take account of any net Tax cost actually incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss or events giving rise thereto. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party's liability for Taxes and payments between Seller and Buyer to reflect such adjustment shall be made if necessary. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes. Notwithstanding the foregoing, an indemnifying party shall not be liable for any payment pursuant to a final determination described in the preceding sentence to which it has not consented, it being a condition to the withholding of such consent, however, that such indemnifying party agree to bear the cost of any further contest (for which a settlement or other final disposition otherwise has been proposed) it shall request.

          (f) Termination of Indemnification.  The obligations to indemnify and
              -------------------------------
hold harmless a party hereto (i) pursuant to Section 11(a), shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (ii) pursuant to Section 11(b), shall terminate at the close of business on the date that is three years after the Closing Date; (iii) pursuant to Sections 11(c)(i) and 11(d)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 16 and (iv) pursuant to the other clauses Sections 11(c) and 11(d) shall not terminate; provided, however, that as to
                                              --------  -------
clauses (i), (ii) and (iii) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

          (g) Procedures Relating to Indemnification (Other than under Section
              ----------------------------------------------------------------
11(a)).  In order for a party (the "indemnified party") to be entitled to any
-------                             -----------------
indemnification provided for under this Agreement (other than in relation to Taxes, which matters are governed by Section 11(a)) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the
          -----------------
indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such
                                 --------  -------
notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; provided that such counsel is not reasonably objected to by
                    --------
the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

          If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnifying party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

          Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Sections 11(b), 11(c) and 11(d) shall be made by periodic payments of the amount thereof during the course of the investigation, remediation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Sections 11(b), 11(c) or 11(d) other than Third Party Claims shall be governed by Section 11(h). All Tax Claims (as defined in Section 11(i)) shall be governed by Section 11(i).

          (h) Other Claims.  In the event any indemnified party should have a
              -------------
claim against any indemnifying party under Sections 11(b), 11(c) or 11(d) that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11(b), 11(c) or 11(d), except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure. If the indemnifying party does not notify the indemnified party within 20 calendar days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under Sections 11(b), 11(c) or 11(d), such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 11(b), 11(c) or 11(d) and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction; provided, however, that if such dispute
                                 --------  -------
concerns indemnification for environmental matters under Section 11(b), it shall be submitted to arbitration in accordance with the procedures set forth in Section 11(b).

          (i) Procedures Relating to Indemnification of Tax Claims.  Buyer or
              -----------------------------------------------------
Seller, as the case may be, shall promptly notify the other in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment of which it or any of its affiliates has been informed in writing by any taxing authority which may affect the liability of the other party under this Section 11(a) (each, a "Tax Claim"). Such notice shall describe the
                             ---------
asserted Tax Claim in reasonable detail and shall include copies of any notices and other documents received from any taxing authority in respect of any such asserted Tax Claim. If notice of a Tax Claim is not given by a party to the other party within a sufficient period of time to allow the other party to effectively contest such Tax Claim, or in reasonable detail to apprise the other party of the nature of the Tax Claim or if an indemnified party otherwise fails to follow the requirements of this Section 11(i), the other party shall not be liable to such party, any of its affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives and the amount of any indemnity payment pursuant to Section 11(a) shall be reduced, to the extent that the other party is harmed or its position is actually prejudiced as a result thereof.

          With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company for a Straddle Period), at Seller's election (to be made not later than 10 business days following Seller's receipt of a notification from Buyer that (i) the Company has received from a taxing authority a first offer of settlement or (ii) the Company proposes to make a first offer of settlement to a taxing authority), Seller shall have the sole right to represent the Company's interests in any Tax audit or administrative or court proceeding and to employ counsel of its choice, and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. Seller may settle any issues and take any other actions in its discretion in connection with such audit or proceedings, and the results of the exercise by Seller of such right shall be final and binding on Buyer and its affiliates. Buyer shall cooperate fully with Seller (including, but not limited to, by granting to Seller a power of attorney reasonably necessary to represent the Company in any such audit or proceeding and by causing the Company, at Seller's reasonable request, to take such requested actions in the defense against or compromise of any claim in any Tax audit or proceeding which Seller controls pursuant hereto), timely make available to Seller all data and other information reasonably requested by Seller in connection with such audit or proceedings and make employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. Seller and Buyer shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company for a Straddle Period.

          In no case shall Buyer, the Company or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise any Tax Claim without Seller's prior written consent. Neither party shall settle a Tax Claim relating solely to Taxes of the Company for a Straddle Period without the other party's prior written consent; provided,
                                                                       --------
however, that if either party shall refuse to consent to any settlement that the
-------
other party proposed to accept (a "Proposed Settlement"), then (A) the liability
                                   -------------------
with respect to the subject matter of the Proposed Settlement of the party who proposed to accept the Proposed Settlement shall be limited to the amount that such liability would have been if the Proposed Settlement had been accepted and
(B) the other party shall be responsible for all expenses incurred thereafter in connection with the contest of such Tax audit or proceeding except to the extent that the final settlement imposes less liability on the party who proposed to accept the Proposed Settlement than the Proposed Settlement would have imposed.

          (j)  Mitigation.  Buyer and Seller shall cooperate with each other
               -----------
with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or liability; provided that such party shall not be required to make such efforts
           --------
(other than in respect of Tax matters) if they would be detrimental in any material respect to such party. In the event that Buyer or Seller shall fail to make such commercially reasonably efforts to mitigate or resolve any claim or liability, then (unless the proviso to the foregoing covenant shall be applicable) notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if Buyer or Seller, as the case may be, had made such efforts.

          SECTION 12.  Tax Matters.  (a)  Seller and Buyer shall jointly make
                       ------------
(i) the joint election provided for in Section 338(h)(10) of the Code and Treasury Regulation (S) 1.338(h)(10)-1(d) with respect to the Company and (ii) such other similar elections under the laws of any state or local jurisdiction analogous to the election provided for in Section 338(h)(10) of the Code, which elections specifically exclude any election under the laws of any state or local jurisdiction comparable to the election under Section 338(g) of the Code in the absence of an election under the laws of such state or local jurisdictions comparable to the election under Section 338(h)(10) of the Code (the elections described in (i) and (ii), collectively, the "Section 338 Elections"). Seller
                                              ---------------------
and Buyer shall comply fully with all filing and other requirements necessary to effectuate the Section 338 Elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of any Tax returns required to be filed in connection with the making of the Section 338 Elections, including the exchange of information and the joint preparation and filing of all required Tax forms and schedules.

          Buyer shall not, for Federal income Tax purposes, make any election under Section 338(g) of the Code in the absence of joining Seller in making a joint election under Section 338(h)(10) of the Code pursuant to the terms of this Section 12(a). Seller and Buyer shall endeavor in good faith to agree upon the fair market value of the assets of the Company for purposes of Section 338(h)(10) of the Code within 120 days after the Closing Date. In the event such agreement is reached, neither Seller nor Buyer (nor any of their respective affiliates), unless required pursuant to a final determination, shall take any position on any Tax return or with any taxing authority that is inconsistent with such agreement. If a party proposes a settlement or other final disposition of a contest inconsistent, in whole or in part, with such agreement, such party shall contest the matter further if requested by the other party, provided that such other party agrees to bear the expense of such further contest.

          (b) In the case of Taxes other than Income Taxes, for any taxable period of the Company that includes (but does not end on) the Closing Date, Buyer shall prepare and timely file with the appropriate authorities all Tax returns, reports and forms required to be filed and shall timely pay all Taxes due with respect to such returns, reports and forms; provided that Seller shall
                                                     --------
reimburse Buyer (in accordance with the procedures set forth in Section 11(a)) for any amount owed by Seller pursuant to Section 11(a) with respect to the taxable periods covered by such returns, reports or forms. In the case of Income Taxes, for any taxable period of the Company that includes (but does not end on) the Closing Date, Seller shall prepare and timely file with the appropriate authorities (or provide to Buyer for signature and filing) all Tax returns, reports and forms required to be filed and shall timely pay (or remit to Buyer for payment) the amount of all Taxes due with respect to such returns, reports and forms; provided that Buyer shall reimburse Seller (in accordance
                   --------
with the procedures set forth in Section 11(a)) for any amount owed by Buyer pursuant to Section 11(a) with respect to the taxable period covered by such returns, reports or forms. For any taxable period of the Company that ends on or before the Closing Date, Seller shall prepare and timely file with the appropriate authorities all Tax returns, reports and forms required to be filed, and shall timely pay all Taxes due with respect to such returns, reports and forms. Buyer and Seller agree to cause the Company to file all Tax returns, reports and forms for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a return, report or form filed on that basis. With respect to Tax filings to be made by Seller pursuant to the terms hereof, Buyer shall cause the Company to prepare and provide to Seller packages of tax information materials, including, but not limited to, federal and state income tax information (the "Tax Packages"), which shall be completed in
                             ------------
accordance with past practice unless other instructions shall have been provided by Seller, together with relevant work papers, for purposes of preparing all Tax returns, reports and forms for the relevant period, together with all other relevant materials and information reasonably requested by Seller for these purposes. Buyer shall cause the Tax Packages and related work papers for such taxable period of the Company to be delivered to Seller no later than 45 days prior to the due date for filing any such return, report or form.

          (c) Seller, the Company and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Company, (i) to properly retain and maintain all potentially relevant records until such time as Seller agrees in writing that such retention and maintenance is no longer necessary, and (ii) to allow Seller and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

          (d) Any refunds or credits of Taxes of the Company for any taxable period ending on or before the Closing Date, other than any amount reflected in the calculation of Closing Net Working Capital, shall be for the account of Seller, shall be treated as in the nature of an

Excluded Asset and shall be remitted to Seller as set forth herein. Any refunds or credits of Taxes of the Company for any taxable period beginning after the Closing Date shall be for the account of the Buyer. Any refunds or credits of Taxes of the Company for any Straddle Period shall be equitably apportioned between Seller and Buyer. Buyer shall, if Seller so requests and at Seller's expense, cause the Company to file for and obtain any refunds or credits to which Seller is entitled under this Section 12(d). Buyer shall permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, shall cause the Company to authorize by appropriate powers of attorney such persons as Seller shall designate to represent the Company with respect to such refund claim. Buyer shall cause the Company to forward to Seller any such refund within 10 days after the refund is received (or reimburse Seller for any such credit within 10 days after the credit is allowed or applied against other Tax liability). Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of Section 11(i).

          (e) Seller shall be responsible for filing any amended consolidated, combined or unitary Tax returns for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax returns are filed by the Company, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to the Company for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such returns. Unless Buyer shall have first secured Seller's consent in writing, Buyer shall not (i) file any amended Tax return related to the Company with respect to any Pre-Closing Tax Period or any taxable period that begins before and ends after the Closing Date, or (ii) carryback any loss or other Tax attribute to a Pre-Closing Tax Period.

          (f)  All transfer, documentary, sales, use,
registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer (except with respect to the Excluded Assets which will be paid by Seller) and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

          (g)  At the Closing, Seller shall deliver to Buyer, pursuant to
Section 1445(b)(2) of the Code and Treasury Regulation (S) 1.1445-2(b)(2) a duty executed certification of non-foreign status.

          (h) Seller shall cause the provisions of any Tax sharing agreement between Seller and any of its affiliates (other than the Company), on the one hand, and the Company, on the other hand, to be terminated on or before the Closing Date.

          SECTION 13.  Assignment.  This Agreement and the rights and
                       -----------
obligations hereunder shall not be assignable or transferable by Buyer or Seller (including by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party hereto; provided, however, that Buyer may assign its
                                   --------  -------
right to purchase the Shares hereunder to a subsidiary or an affiliate of Buyer without the prior written consent of Seller and after the Closing, Buyer may assign its rights under Section 11 to any entity that acquires all or a part of the Business following written notice of such assignment to Seller; provided
                                                                    --------
further, however, that no assignment shall limit or affect the assignor's
-------  -------
obligations hereunder. Any attempted assignment in violation of this Section 13 shall be void.

          SECTION 14.  No Third-Party Beneficiaries.  Except as provided in
                       -----------------------------
Section 11, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 15.  Termination.  (a)  Anything contained herein to the
                       ------------
contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

           (i)  by mutual written consent of Seller and Buyer;

          (ii) by Seller if any of the conditions set forth in Section 3(b) shall have become incapable of fulfillment, and shall not have been waived by Seller;

         (iii) by Seller at any time after 10 business days following Buyer's receipt of all completed Schedules or other written disclosure materials to be prepared by Seller and delivered to Buyer as contemplated by Section 5(m) (but not in any event earlier than October 10, 1998), unless Buyer shall have previously confirmed that it will not exercise its right to terminate this Agreement pursuant to clause (ix) below;

          (iv) by Seller at any time after October 10, 1998, unless the condition set forth in Section 3(a)(xii) shall have been previously satisfied or waived by Buyer.

           (v) by Buyer if any of the conditions set forth in Section 3(a) shall have become incapable of fulfillment, and shall not have been waived by Buyer;

          (vi) by Buyer upon notice of commencement of any material condemnation proceeding by any Governmental Entity in respect of any Company Property;

         (vii)  by Buyer if Seller delivers a Phase II Opposition Notice;

        (viii) by Buyer if the Cost of Remediation as finally determined on the basis of the environmental audit to be conducted in accordance with
     Section 8(a) (including any Phase II investigation conducted in accordance with Section 8(a)) exceeds $27,000,000;

          (ix) by Buyer if Buyer discovers during the course of its due diligence investigation (including its review of any Schedules or any supplemental disclosure materials delivered pursuant to Section 5(f)) of the Company any facts or circumstances relating to the business, assets, condition (financial or otherwise), results of operations or prospects of the Company, which, in Buyer's sole judgment, adversely impact the value of the Shares to Buyer (whether or not such facts or circumstances would be indemnified by Seller under Section 11); or

           (x) by either party if the Closing does not occur on or prior to January 31, 1998;

provided, however, that the party seeking termination pursuant to clause (ii),
--------  -------
(iii), (iv), (v), (vi) or (x) is not in breach in any material respect of any of its material representations, warranties, covenants or agreements contained in this Agreement.

           (b)  In the event of termination by Seller or Buyer pursuant to this
Section 15, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

           (i) Buyer shall return all documents and other material received from Seller or the Company relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

          (ii) all confidential information received by Buyer with respect to the business of the Company shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

           (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 15, this Agreement shall become null and void and of no further force or effect, except for the provisions of (i) Section 7(a) relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 17 relating to certain expenses, (iii) Section 18 relating to attorney fees and expenses, (iv) Section 8(c) relating to publicity and (v) this Section 15. Nothing in this Section 15 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

          SECTION 16.  Survival of Representations.   The representations and
                       ----------------------------
warranties of Seller set forth in Sections 4(c), 4(d) and 4(e) shall not terminate. The representations and warranties of Seller set forth in Sections 4(i) and 4(j) shall terminate at the close of business five years following the Closing Date. All other representations and warranties in this Agreement and in any certificate delivered pursuant hereto (in each case other than the representations and warranties relating to Taxes and environmental matters) shall survive the Closing and shall terminate at the close of business 24 months following the Closing Date, except that because specific indemnification rights and obligations are set forth in Sections 11(a) and 11(b), respectively, representations and warranties relating to Taxes and environmental matters shall not survive the Closing.

          SECTION 17.  Expenses.  Whether or not the transactions contemplated
                       ---------
hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

          SECTION 18.  Attorney Fees.  A party in breach of this Agreement
                       --------------
shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

          SECTION 19.  Amendments.  No amendment, modification or waiver in
                       -----------
respect of this Agreement shall be
effective unless it shall be in writing and signed by both parties hereto.

          SECTION 20.  Notices.  All notices or other communications required or
                       --------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i) if to Buyer,

               TransMontaigne Inc.
               370 Seventeenth Street
               Suite 2750
               Denver, Colorado 80202

               Phone:  (303) 626-8200
               Fax:    (303) 626-8228

               Attention:  Erik B. Carlson, Esq.
                           Senior Vice President, General
                           Counsel and Corporate Secretary

     with copies to:

               TransMontaigne Inc.
               280 North College Avenue
               Suite 500
               Fayettesville, Arkansas

               Phone:  (501) 521-5565
               Fax:    (501) 442-4650

               Attention:  W.A. Sikora
                           Executive Vice President

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019

               Attention:  Philip A. Gelston, Esq.; and

          (ii) if to Seller,

               Louis Dreyfus Corporation
               Ten Westport Road
               P.O. Box 810
               Wilton, Connecticut  06897

               Phone:  (203) 761-8369
               Fax:    (203) 761-8085

               Attention:  Peter Griffin
                           President

     with copies to:

               Louis Dreyfus Corporation
               Ten Westport Road
               P.O. Box 810
               Wilton, Connecticut  06897

               Phone:  (203) 761-8317
               Fax:    (302) 761-8321

               Attention:  Andrew J. Connelly, Esq.
                           General Counsel; and

               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, New York 10019

               Attention:  Stanton J. Lovenworth, Esq.


          SECTION 21.  Interpretation; Exhibits and Schedules; Certain
                       -----------------------------------------------
Definitions.  (a)  The headings contained in this Agreement, in any Exhibit or
------------
Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any

Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

          (b)  For all purposes hereof:

          (i)  "including" means including, without limitation; and

          (ii) "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          SECTION 22.  Counterparts.  This Agreement may be executed in one or
                       -------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

          SECTION 23.  Entire Agreement.  This Agreement and the Confidentiality
                       -----------------
Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter (including the Memorandum of Understanding dated August 13, 1998 between Buyer and Louis Dreyfus Holding Company, Inc.). Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

          SECTION 24.  Severability.  If any provision of this Agreement (or any
                       -------------
portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          SECTION 25.  Consent to Jurisdiction.  Each of Buyer and Seller
                       ------------------------
irrevocably submits to the jurisdiction of

(a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 26. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 26.  Governing Law.  This Agreement shall be governed by and
                       --------------
construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                         LOUIS DREYFUS CORPORATION,


                           by

                            /s/ Peter Griffin
                            -------------------------
                            Name:  Peter Griffin
                            Title: President


                         TRANSMONTAIGNE INC.,

                           by

                            /s/ W.A. Sikora
                            -------------------------
                            Name:  W.A. Sikora
                            Title: Executive Vice President